     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 1996

                                  POST EFFECTIVE AMENDMENT NO. 1 (NO. 33-54049)
                                           REGISTRATION STATEMENT NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3
                          REGISTRATION STATEMENT AND
                           POST-EFFECTIVE AMENDMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
        CORESTATES CAPITAL CORP               CORESTATES FINANCIAL CORP
          (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)
             PENNSYLVANIA                           PENNSYLVANIA
    (STATE OR OTHER JURISDICTION OF        (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)         INCORPORATION OR ORGANIZATION)
              23-1946384                             23-1899716
 (I.R.S. EMPLOYER IDENTIFICATION NO.)   (I.R.S. EMPLOYER IDENTIFICATION NO.)
  PHILADELPHIA NATIONAL BANK BUILDING    PHILADELPHIA NATIONAL BANK BUILDING
         1345 CHESTNUT STREET                   1345 CHESTNUT STREET
   PHILADELPHIA, PENNSYLVANIA 19107       PHILADELPHIA, PENNSYLVANIA 19107
             215-973-3827                           215-973-3827
   (ADDRESS INCLUDING ZIP CODE, AND       (ADDRESS INCLUDING ZIP CODE, AND
   TELEPHONE NUMBER, INCLUDING AREA       TELEPHONE NUMBER, INCLUDING AREA
    CODE, OF REGISTRANT'S PRINCIPAL        CODE, OF REGISTRANT'S PRINCIPAL
           EXECUTIVE OFFICE)                      EXECUTIVE OFFICE)
                             DAVID T. WALKER, ESQ.
                                    COUNSEL
                           CORESTATES FINANCIAL CORP
                          BROAD AND CHESTNUT STREETS
                       PHILADELPHIA, PENNSYLVANIA 19107
                                (215) 973-5680
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                   COPY TO:
     JAMES W. MCKENZIE, JR., ESQ.             NORMAN D. SLONAKER, ESQ.
      MORGAN, LEWIS & BOCKIUS LLP                   BROWN & WOOD
         2000 ONE LOGAN SQUARE                 ONE WORLD TRADE CENTER
   PHILADELPHIA, PENNSYLVANIA 19103           NEW YORK, NEW YORK 10048
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time after the effective date of this Registration Statement as the registrants shall determine.
                                --------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X].
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1993, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
 TITLE OF EACH CLASS OF                                                              PROPOSED    PROPOSED MAXIMUM     AMOUNT OF
    SECURITIES TO BE                                                AMOUNT TO BE  OFFERING PRICE     AGGREGATE       REGISTRATION
     REGISTERED(1)                                                  REGISTERED(2)  PER SECURITY   OFFERING PRICE         FEE
- ----------------------------------------------------------------------------------------------------------------------------------
                                                              ++
Debt Securities and Warrants of CoreStates Capital Corp......  +
Guarantees constituting guarantees of the Debt Securities of   +
 CoreStates Capital Corp by CoreStates Financial Corp(3).....  +
Preferred Stock(6)...........................................  ++  $1,750,000,000    100%(4)    $1,750,000,000(3)   $599,655.18(5)
Depositary Shares(3)(7)......................................  +
Common Stock(3)(8)(10).......................................  +
Capital Securities(3)(9).....................................  +
                                                              ++
==================================================================================================================================

 (1) This Registration Statement also covers contracts which may be issued by the Registrant under which the counterparty may be required to purchase Debt Securities, Preferred Stock or Depositary Shares. Such contracts would be issued with the Debt Securities, Preferred Stock, Depositary Shares and/or Securities Warrants. In addition, any other securities registered hereunder may be sold separately or as units with other securities registered hereunder.
 (2) Or, if any Debt Securities are issued at an Original Issue Discount, such greater amount as shall result. Any offering of Debt Securities and Guarantees denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the official exchange rate applicable to the purchase of Debt Securities and Guarantees from the Registrants.
 (3) Estimated solely for the purpose of calculating the registration fee. The aggregate public offering price of Securities sold will not exceed $1,750,000,000.
 (4) No additional consideration will be received for the Guarantees, the Depositary Shares, the Common Stock or the Capital Securities.
 (5) Includes an aggregate of $11,000,000 registered and not sold on Form S-3 Registration Statement No. 33-54049 under the Securities Act of 1933 effective September 15, 1994. This amount is included in the amount to be registered and proposed maximum aggregate offering price, but excluded for purposes of calculation of the amount of the registration fee.
 (6) Such indeterminate number of shares of Preferred Stock of CoreStates Financial Corp as may from time to time be issued at indeterminable prices, but with an aggregate initial offering price not to exceed $1,750,000,000, plus such indeterminate number of shares of Preferred Stock as may be issued in exchange for, or upon conversion of, other Preferred Stock registered hereunder for which no separate consideration will be received.
 (7) Such indeterminate number of Depositary Shares as may be issued in the event CoreStates Financial Corp elects to offer fractional interests in shares of Preferred Stock registered hereunder.
 (8) Such indeterminate number of shares of Common Stock of CoreStates Financial Corp as may be issued from time to time at indeterminable prices plus such indeterminate number of shares of Common Stock as may be issued upon conversion of Preferred Stock registered hereunder.
 (9) Such indeterminate amount of Capital Securities of CoreStates Financial Corp may be issued upon exchange for Subordinated Debt Securities or conversion of the Preferred Stock issued hereunder.
(10) This Registration Statement also relates to an indeterminate number of shares of common stock that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416.

  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUSES INCLUDED IN THIS REGISTRATION STATEMENT ARE COMBINED PROSPECTUSES AND RELATE
TO THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, AND REGISTRATION STATEMENT NO. 33-54049 (EFFECTIVE SEPTEMBER 15, 1994). EACH SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH
THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT IN ACCORDANCE WITH SECTION
8(C) OF THE SECURITIES ACT OF 1933.
                                --------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 4, 1996)
                              U.S. $1,750,000,000

               [LOGO OF CORESTATES CAPITAL CORP APPEARS HERE]
                     SENIOR/SUBORDINATED MEDIUM-TERM NOTES
           WITH MATURITIES OF NINE MONTHS OR MORE FROM DATE OF ISSUE
                PAYMENT OF THE PRINCIPAL, PREMIUM, IF ANY, AND
            INTEREST ON THE NOTES IS UNCONDITIONALLY GUARANTEED BY
                           CORESTATES FINANCIAL CORP
                               -----------------
  CoreStates Capital Corp, a Pennsylvania corporation (the "Issuer"), may offer from time to time up to $1,750,000,000 aggregate initial offering price of its Senior Medium-Term Notes (the "Senior Notes") and Subordinated Medium-Term Notes (the "Subordinated Notes" and, together with the Senior Notes, the "Notes"). The Senior Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the "Senior Guarantees") by
CoreStates Financial Corp (the "Guarantor"). The Subordinated Notes will be unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium, if any, and interest (the "Subordinated Guarantees" and, together with the Senior Guarantees, the "Guarantees") by the Guarantor. Each Note will mature nine months or more from its date of issue, as selected by the purchaser and agreed to by the Issuer. Unless otherwise indicated in the applicable Pricing Supplement to this Prospectus Supplement, (a "Pricing Supplement"), a Note may not be redeemed at the option of the Issuer or be repaid at the option of the registered holder thereof prior to maturity and will be issued in denominations of $1,000 and integral multiples thereof.
  The interest rate, if any, or interest rate formula on each Note will be established by the Issuer at the time of issuance of such Note and will be set forth therein and specified in a Pricing Supplement. Interest rates and interest rate formulae are subject to change by the Issuer, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the Issuer. Unless otherwise indicated in the applicable Pricing Supplement, the Notes will bear interest at a fixed rate ("Fixed Rate Notes")
or at floating rates ("Floating Rate Notes") determined by reference to the Certificate of Deposit Rate, Commercial Paper Rate, CMT Rate, Federal Funds
Rate, LIBOR, Prime Rate, 11th District Cost of Funds Rate, Treasury Rate or
any other interest rate basis or formula as may be set forth in the applicable Pricing Supplement, as adjusted by any Spread and/or Spread Multiplier applicable to such Notes. See "Description of Notes" in this Prospectus Supplement and "Description of Debt Securities" in the accompanying
Prospectus. Interest on Fixed Rate Notes will accrue from their date of issue and, unless otherwise provided in the applicable Pricing Supplement, will be payable semi-annually on each March 15 and September 15 and at maturity or upon earlier redemption or repayment, as the case may be. Interest on Floating Rate Notes will accrue from their date of issue and will be payable on the dates indicated therein and in the applicable Pricing Supplement and at maturity or upon earlier redemption or repayment, as the case may be.
  The Notes will be issued in fully registered certificated or book-entry form. Ownership interests in Notes in book-entry form will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company, as Depository, and its participants. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only under the limited circumstances described herein. See "Description of Notes--Book-Entry Notes" in this
Prospectus Supplement.
  THE SECURITIES BEING OFFERED WILL BE UNSECURED OBLIGATIONS OF THE ISSUER AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SUBSIDIARY OF THE ISSUER AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
                               -----------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION  NOR  HAS  THE
   SECURITIES   AND   EXCHANGE   COMMISSION   OR   ANY   STATE   SECURITIES
    COMMISSION PASSED  UPON THE  ACCURACY OR  ADEQUACY OF  THIS PROSPECTUS
     SUPPLEMENT,   THE   PROSPECTUS  OR   ANY   SUPPLEMENT  HERETO.   ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                         Price to       Agents' Commission      Proceeds to
                         Public(1)        or Discount(2)        Issuer(2)(3)
- ------------------------------------------------------------------------------
Per Note..........       100.000%          .125% - .750%     99.875% - 99.250%
- ------------------------------------------------------------------------------
                                           $2,187,500 -      j$1,747,812,500 -
Total(4)..........    $1,750,000,000        $13,125,000        $1,736,875,000

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Unless otherwise specified in the applicable Pricing Supplement relating thereto, each Note will be issued at 100% of the principal amount thereof.
(2) The Issuer will pay Lehman Brothers, Bear, Stearns & Co. Inc., Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation,
    Merrill Lynch & Co., J.P. Morgan & Co., Salomon Brothers Inc, Smith Barney Inc., UBS Securities LLC, CoreStates Bank, N.A. (each an "Agent", and collectively, the "Agents") a commission, in the form of a discount, ranging from .125% to .750% (or, with respect to Notes for which the stated maturity is in excess of 30 years, such commission as shall be agreed between the Issuer and the related Agent at the time of sale) of the principal amount of any Note, depending upon its stated maturity, sold through such Agent. Any Agent, acting as principal, may also purchase
    Notes at a discount for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale or, if so agreed, at a fixed public offering price. No commission will be payable on any Note sold directly by the Issuer. The Issuer has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting expenses payable by the Issuer estimated at $980,000.
(4) Or the equivalent thereof in foreign currencies or foreign currency units.
                               -----------------
  The Notes are being offered on a continuing basis by the Issuer through the Agents, each of which has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. The Issuer also may sell Notes to any Agent, acting as principal, for resale to one or more investors or to one or more broker-dealers (acting as a principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent or, if so agreed, at a fixed public offering price.
The Issuer has reserved the right to sell Notes directly to investors on its own behalf. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes will be sold or that there will be a secondary market for the Notes. The Issuer reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Issuer or the Agent that solicits any offer to purchase Notes may reject any offer in whole or in part. See "Plan of Distribution".
                               -----------------
LEHMAN BROTHERS
    BEAR, STEARNS & CO. INC.
            CHASE SECURITIES INC.
                  DONALDSON, LUFKIN & JENRETTE
                        SECURITIES CORPORATION
                             MERRILL LYNCH & CO.
                                   J.P. MORGAN & CO.
                                        SALOMON BROTHERS INC
                                               SMITH BARNEY INC.
                                                    UBS SECURITIES LLC
                                                          CORESTATES BANK, N.A.
The date of the Prospectus Supplement is April 4, 1996.

                           CORESTATES FINANCIAL CORP

                              RECENT DEVELOPMENTS

  PENDING ACQUISITION OF MERIDIAN BANCORP, INC.--On October 10, 1995, CoreStates and Meridian Bancorp, Inc. ("Meridian") announced a definitive agreement to merge. Meridian is a bank holding company with approximately $14.8 billion in assets and $11.2 billion in deposits with its executive offices located at 35 North Sixth Street, Reading, Pennsylvania 19603. Approval by the shareholders of both companies was received on February 6, 1996. The transaction must also be approved by various regulatory authorities. Subject to the receipt of such regulatory approvals, the merger of Meridian and CoreStates is expected to close during the first half of 1996. For each share of Meridian outstanding, 1.225 shares of CoreStates common stock will be issued. Based on closing share prices at December 31, 1995, the transaction would be valued at approximately $3.1 billion. The transaction is expected to be accounted for under the pooling of interests method of accounting.

  Strategically, this acquisition will: combine two strongly performing banking companies, create a leading market position in eastern Pennsylvania, northern Delaware, and central New Jersey, extend the combined company's market and create a company with the resources and capital to support investments in growth and improved services to customers.

  In June 1995, Meridian completed an internal review of operations and businesses and announced a company-wide plan designed to improve its operating performance and competitive position. Implementation of the Meridian plan began at the end of the second quarter of 1995 and will continue over a period of approximately 12 months from that date. The process implementation is expected to reduce operating expenses on an annualized basis and provide recurring revenue enhancements of $13 million on an annualized basis.

  On February 23, 1996, Meridian acquired United Counties Bancorporation ("United Counties"), a $1.6 billion asset New Jersey bank holding company, in a transaction accounted for as a pooling of interests. For each of United Counties' 2,150,000 common shares outstanding, 5.0 shares of Meridian's common stock were issued.

  Pending approvals from various regulatory authorities, consolidations of bank subsidiaries and operations are expected to begin in the third quarter of 1996 with the consolidation of Meridian's Pennsylvania bank subsidiary into CoreStates' lead Pennsylvania bank, CoreStates Bank, N.A. ("CoreStates Bank"). Other consolidations also scheduled for the third quarter of 1996 include the combination of Meridian Bank NJ and United Counties Trust Bank into New Jersey National Bank ("NJNB") and the consolidation of Meridian's Delaware Trust Company into CoreStates Bank. The interstate consolidation of CoreStates Bank and NJNB, previously scheduled for January 1996, has been postponed until the fourth quarter of 1996 in order to accommodate the consolidations of the Meridian bank subsidiaries.

                              DESCRIPTION OF NOTES

  The following description encompasses all the material terms and provisions of the Notes offered hereby and supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities (as defined in the accompanying Prospectus) set forth under the heading "Description of Debt Securities" in the Prospectus, to which description reference is hereby made. The following description will apply to each Note unless otherwise specified in the applicable Pricing Supplement.

GENERAL

  The Notes are to be issued as one or more series of Debt Securities, and will be either Senior Debt Securities or Subordinated Debt Securities of the Issuer (each as defined in the accompanying Prospectus). At the date hereof, the maximum amount of Debt Securities authorized for issuance is $1,750,000,000. Whether an offering of Notes will constitute Senior Debt Securities ("Senior Notes") or Subordinated Debt Securities ("Subordinated Notes") will be set forth in a Pricing Supplement hereto. The Senior Notes will be issued under an Indenture between the Issuer, the Guarantor and The Bank of New York, as senior trustee and successor to NationsBank of Georgia, National Association, successor to Wachovia Bank of Georgia, N.A. (formerly the First National Bank of Atlanta, N.A.) (the "Senior Trustee"), dated as of December 1, 1990 (the "Senior Indenture"), and the Subordinated Notes will be issued under an Indenture between the Issuer, the Guarantor and Bank One, Columbus, N.A. dated as of December 1, 1990, as amended by a First Supplemental Indenture dated as of March 1, 1993 and as further amended by a Second Supplemental Indenture dated as of August 1, 1994 (together the "Subordinated Indenture"), between the Issuer, the Guarantor, Bank One, Columbus, N.A. and Citibank, N.A., as subordinated trustee with respect to all securities issued thereafter (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as "Indentures" and are more fully described in the accompanying Prospectus. The following summaries of certain provisions of the Indentures encompass all their material terms and provisions but are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms. The terms and conditions set forth below will apply to each Note unless otherwise specified in the applicable Pricing Supplement.

  The Indentures do not limit the aggregate principal amount of Senior Debt Securities or Subordinated Debt Securities that may be issued thereunder and provide that such Debt Securities may be issued in one or more series up to the aggregate principal amount that may be authorized from time to time by the Issuer.

  All Senior Debt Securities, including the Senior Notes, will be unsecured obligations and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Issuer. At December 31, 1995, $1,036,035,000 of senior debt securities of the Issuer was outstanding. All outstanding senior debt securities were unsecured and ranked pari passu with all other unsecured and unsubordinated indebtedness of the Issuer.

  All Subordinated Debt Securities, including the Subordinated Notes, will be unsecured, subordinated and subject to Senior CoreStates Capital Indebtedness as set forth under "Certain Terms Relating to Subordinated Debt Securities" in the accompanying Prospectus. Prior to the execution of the First Supplemental Indenture, the Issuer issued indebtedness subordinated to a more narrowly defined category of senior indebtedness. At December 31, 1995, $625,000,000 of such indebtedness was outstanding.

  The Indentures do not contain provisions which would provide protection to noteholders against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings. See "Description of Debt Securities--Restrictive Covenants" in the accompanying Prospectus.

  The Notes will be offered on a continuous basis and will mature on any day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Issuer. Floating Rate Notes will mature on an Interest Payment Date (as hereinafter defined). Unless otherwise indicated in the Pricing Supplement, the Notes will bear interest at a fixed rate or at floating rates determined by reference to one or more of the Base Rates described below, which may be adjusted by a Spread and/or Spread Multiplier (as hereinafter defined) applicable to such Floating Rate Notes, until the principal thereof is paid or made available for payment.

  Unless otherwise indicated in an accompanying Prospectus Supplement, the Notes will be issued only in fully-registered certificated or book-entry form without coupons and, except as may otherwise be provided in the applicable Pricing Supplement, in denominations of $1,000 and integral multiples thereof. Notes issued in certificated form may be transferred or exchanged at the offices described in the immediately following paragraph. In the event Notes are issued in book-entry form through the facilities of The Depository Trust Company, New York, New York (the "Depository"), transfers or exchanges may be similarly effected through a participating member of the Depository. See "Description of Notes--Book-Entry Notes." No service charge will be made for any registration of transfer or exchange of Notes issued in certificated form, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

  Payments on Notes issued in book-entry form will be made to the Depository or its nominee in accordance with the arrangements then in effect between the applicable Trustee and the Depository. See "Description of Notes--Book-Entry Notes." In the case of Notes issued in certificated form, principal, premium, if any, and interest will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Issuer in The City of New York designated for such purpose; provided, however, that payment of interest, other than interest payable on the stated maturity date (or on the date of redemption or repayment if a Note is redeemed or repaid prior to maturity) (such stated maturity date or date of redemption or repayment, as the case may be, being collectively referred to hereinafter as the "Maturity Date" with respect to the principal amount payable on such date) may be made at the option of the Issuer by check mailed to the address of the person in whose name the applicable Note is registered at the close of business on the relevant Regular Record Date (as hereinafter defined) as shown on the security register maintained by CoreStates Bank, N.A. as Security Registrar. Interest will be payable on each date specified in the Note on which an installment of interest is due and payable (each, an "Interest Payment Date") and on the Maturity Date. If the original issue date of a Note is between a Regular Record Date and an Interest Payment Date, the initial interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date. Notwithstanding the foregoing, a registered holder of $10,000,000 or more in aggregate principal amount of Notes issued in certificated form (whether having identical or different terms and provisions) shall be entitled to receive payments of interest by the transfer of immediately available funds to an account at a bank located in The City of New York (or other bank consented to by the Issuer) designated by such holder (provided that such bank has appropriate facilities therefor), but only if appropriate instructions have been received by CoreStates Bank, N.A. (the "Paying Agent") at its office in the City of Philadelphia on or before the Regular Record Date immediately preceding the applicable Interest Payment Date.

  Interest payments will be in the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date if no interest has been paid with respect to such Note) to but excluding the Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

  In the case of Notes issued in certificated form, payment of principal, premium, if any, and interest payable on the Maturity Date for each such Note will be paid on such date in immediately available funds against presentation of the Note in The City of New York at the office or agency of the Issuer designated for such purpose. Interest payable on the Maturity Date will be payable to the person to whom the principal of the Note shall be paid.

  All references herein to registered holders will be, with respect to Book-Entry Notes, to the Depository or its nominees. See "Description of Notes-- Book-Entry Notes."

  Interest rates offered by the Issuer with respect to the Notes may differ depending upon the aggregate principal amount of Notes purchased in any transaction, and, the Issuer expects generally to distinguish, with respect to such offered rates, between purchases which are for less than, and purchases which are equal to or greater than, $200,000.

REDEMPTION

  If set forth in the applicable Pricing Supplement, the Notes will be subject to redemption by the Issuer on and after the initial redemption date fixed at the time of sale (the "Initial Redemption Date"). If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to the stated maturity date. On and after the Initial Redemption Date with respect to any Note, such Note will be redeemable in whole or in part in increments of $1,000 at the option of the Issuer at a redemption price (the "Redemption Price") determined in accordance with the following paragraph, together with interest thereon payable to the date of redemption, on notice given no more than 60 nor less than 30 days prior to the date of redemption.

  The Redemption Price for each Note subject to redemption will initially be equal to a certain percentage (the "Initial Redemption Percentage") of the principal amount of such Note to be redeemed and will decline at each anniversary of the Initial Redemption Date with respect to such Note by a percentage (the "Annual Redemption Percentage Reduction") of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount. The Initial Redemption Percentage and any Annual Redemption Percentage Reduction with respect to each Note subject to redemption prior to the stated maturity date will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note.

REPAYMENT

  If set forth in the applicable Pricing Supplement, the Notes will be subject to repayment at the option of the registered holders thereof in accordance with the terms of the Notes on their respective optional repayment dates fixed at the time of sale (each, an "Optional Repayment Date"). If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the registered holder thereof prior to the stated maturity date. On any Optional Repayment Date with respect to any Note, such Note will be repayable in whole or in part in increments of $1,000 at the option of such registered holder at a price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment, on notice given not more than 60 nor less than 30 days prior to the Optional Repayment Date.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest from the date of issue at the rate per annum stated on the face thereof until the principal amount thereof is paid or duly made available for payment. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable semi-annually on each March 15 and September 15 (each, an "Interest Payment Date") and on the Maturity Date. The "Regular Record Date" for Fixed Rate Notes will be the March 1 or September 1 immediately preceding an Interest Payment Date. If any Interest Payment Date or the Maturity Date on a Fixed Rate Note falls on a day that is not a Business Day (as hereinafter defined), the payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

FLOATING RATE NOTES

  Interest on Floating Rates Notes will be determined by reference to a "Base Rate," which may be one or more of the following: (a) the "Certificate of Deposit Rate" ("Certificate of Deposit Rate Notes"), (b) the

"Commercial Paper Rate" ("Commercial Paper Rate Notes"), (c) the "CMT Rate" ("CMT Rate Notes"), (d) the "Federal Funds Rate" ("Federal Funds Rate Notes"),
(e) "LIBOR" ("LIBOR Notes"), (f) the "Prime Rate" ("Prime Rate Notes"), (g) the "Treasury Rate" ("Treasury Rate Notes"), (h) the "11th District Cost of Funds Rate" ("11th District Cost of Funds Rate Notes"), or (i) such other interest rate basis or formula as may be set forth in an applicable Pricing Supplement. The Base Rate will be based upon the Index Maturity and adjusted by a Spread and/or Spread Multiplier, if any, as specified in the applicable Pricing Supplement. The interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate, plus or minus the Spread and/or multiplied by the Spread Multiplier, if any. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Base Rate is calculated. The "Spread" is the number of basis points above or below the Base Rate applicable to such Floating Rate Note, and the "Spread Multiplier" is the percentage of the Base Rate applicable to the interest rate for such Floating Rate Note. The Spread, Spread Multiplier, Index Maturity and other variable terms of the Floating Rate Notes are subject to change by the Issuer from time to time, but no such change will affect any Floating Rate Note theretofore issued or as to which an offer has been accepted by the Issuer.

  The applicable Pricing Supplement will specify for each Floating Rate Note the following terms: the Base Rate, Initial Interest Rate, Initial Interest Rate Reset Date, Interest Rate Reset Dates, Interest Rate Reset Periods, Interest Payment Dates, Index Maturity, Stated Maturity Date, Maximum Interest Rate and Minimum Interest Rate, if any, Spread and/or Spread Multiplier, if any, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, and Optional Repayment Date, if any.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each, an "Interest Rate Reset Period") as specified in the applicable Pricing Supplement. The "Interest Rate Reset Date" will be, in the case of Floating Rate Notes which reset (a) daily, each Business Day; (b) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes, which reset Tuesday of each week except as provided below); (c) monthly, the third Wednesday of each month; (d) quarterly, the third Wednesday of March, June, September and December of each year; (e) semi-annually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (f) annually, the third Wednesday of the month specified in the applicable Pricing Supplement. If any Interest Rate Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Rate Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Rate Reset Date shall be the next preceding Business Day. Unless otherwise specified in the applicable Pricing Supplement, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banks in The City of New York are required or authorized by law or executive order to close and with respect to LIBOR Notes, is also a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

  A Floating Rate Note may also have either or both of the following: (i) a maximum limit, or ceiling (the "Maximum Interest Rate"), on the rate of interest that may accrue during any Interest Period; and (ii) a minimum limit, or floor (the "Minimum Interest Rate"), on the rate of interest which may accrue during any Interest Period. Notwithstanding any Maximum Interest Rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. The limit may apply to Floating Rate Notes in which $2,500,000 or more has been invested.

  The interest rate in effect with respect to a Floating Rate Note during any interest period commencing as of an Interest Rate Reset Date will be the rate determined as of the "Interest Determination Date." The Interest Determination Date pertaining to an Interest Rate Reset Date for Certificate of Deposit Rate Notes,

Commercial Paper Rate Notes, CMT Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be the second Business Day preceding such Interest Rate Reset Date. The Interest Determination Date with respect to an Interest Rate Reset Date for LIBOR Notes will be the second London Banking Day preceding such Interest Rate Reset Date. The Interest Determination Date with respect to the 11th District Cost of Funds Rate will be the last working day of the month of the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") preceding the Interest Rate Reset Date on which the FHLB of San Francisco publishes the Index (as hereinafter defined). With respect to Treasury Rate Notes, the Interest Determination Date with respect to an Interest Rate Reset Date will be the day of the week in which the Interest Rate Reset Date falls on which Treasury bills (as hereinafter defined) are auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding an Interest Rate Reset Date, the related Interest Determination Date will be such preceding Friday; and provided further, that if an auction shall fall on any Interest Rate Reset Date, then the Interest Rate Reset Date will instead be the first Business Day following such auction.

  The interest rate in effect with respect to a Floating Rate Note on each day that is not an Interest Rate Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Rate Reset Date, and the interest rate in effect on any day that is an Interest Rate Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to such Interest Rate Reset Date, subject in either case to any maximum or minimum interest rate limitation referred to above, provided, however, that the interest rate in effect with respect to a Floating Rate Note for the period from the date of issue to the Initial Interest Reset Date will be the "Initial Interest Rate".

  Each Floating Rate Note will bear interest from the date of issue at the rates determined as described below until the principal thereof is paid or otherwise made available for payment. Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset (a) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (b) quarterly, on the third Wednesday of March, June, September and December of each year; (c) semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (d) annually, on the third Wednesday of the month specified in the applicable Pricing Supplement (each, an "Interest Payment Date") and, in each case, on the Maturity Date.

  If any Interest Payment Date for any Floating Rate Note would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be advanced to the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Maturity Date.

  The "Regular Record Date" for Floating Rate Notes with respect to any Interest Payment Date will be the fifteenth calendar day, whether or not such date is a Business Day, prior to such Interest Payment Date.

  With respect to a Floating Rate Note, accrued interest will be calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day from and including the date of issue, or from but excluding the last date to which interest has been paid to and including the date for which accrued interest is being calculated. The interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360 (or, in the case of CMT Rate Notes or Treasury Rate Notes, by the actual number of days in the year).

  Unless otherwise provided for in the applicable Pricing Supplement, CoreStates Bank, N.A. will be the "Calculation Agent" for the Floating Rate Notes. Upon the request of the registered holder of a Floating Rate Note, the applicable Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Rate Reset Date with respect to such Floating Rate Note. The "Calculation Date," where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation of Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

  As mentioned above, the Initial Interest Rate will be specified in the applicable Pricing Supplement. The interest rate that will become effective on each subsequent Interest Rate Reset Date will be determined by the applicable Calculation Agent (calculated with reference to the Base Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Pricing Supplement) as follows:

  CERTIFICATE OF DEPOSIT RATE: Unless otherwise indicated in the applicable Pricing Supplement, "Certificate of Deposit Rate" means, with respect to any Interest Determination Date relating to a Certificate of Deposit Rate Note (a "Certificate of Deposit Rate Interest Determination Date"), the rate on such day for negotiable United States certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Certificate of Deposit Rate Interest Determination Date for negotiable United States certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Certificate of Deposit Rate on such Certificate of Deposit Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Certificate of Deposit Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents) selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Certificate of Deposit Rate will be the Certificate of Deposit Rate in effect on such Certificate of Deposit Rate Interest Determination Date.

  COMMERCIAL PAPER RATE: Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note (the "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers in commercial paper in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

  "Money Market Yield" shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

                                           D X 360
                      Money Market Yield =
                                        ------------- X 100
                                            360 -
                                           (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  CMT RATE NOTES: Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption " . . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page is, or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

  FEDERAL FUNDS RATE: Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note (a "Federal Funds Rate Interest Determination Date"), the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate will be calculated by the applicable Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the applicable Calculation Agent as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the applicable Calculation Agent are not quoting as described above, the Federal Funds Rate in effect for the applicable period will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

  LIBOR: Unless otherwise indicated in the applicable Pricing Supplement, LIBOR will be determined by the applicable Calculation Agent in accordance with the following provisions:

    (i) With respect to an Interest Determination Date relating to a LIBOR Note (a "LIBOR Interest Determination Date"), LIBOR will be, as specified in the applicable Pricing Supplement, either (a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace page LIBO on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on Telerate Page 3750, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks in the London interbank market selected by the applicable Calculation Agent (the "Reference Banks") to prime banks in the London interbank market, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. The applicable Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rates. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the applicable Calculation Agent for loans in U.S. dollars to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the applicable Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such LIBOR Interest Determination Date.

  PRIME RATE: Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note (a "Prime Rate Interest Determination Date"), the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date, the Prime Rate for such Prime Rate Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the applicable Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the applicable Calculation Agent and shall be determined as the arithmetic mean of the prime rates quoted in The City of New York on such date by the approximate number of banks or trust companies organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, selected by the applicable Calculation Agent to quote such rate or rates; provided, however, that if the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Interest Determination Date will be the interest rate otherwise in effect on such Prime Rate Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace page USPRIME1 on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

  TREASURY RATE: Unless otherwise indicated in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Interest Determination Date relating to a Treasury Rate Note (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as such rate is published in H.15(519) under the heading "Treasury bills--auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on or prior to the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. Treasury bills are usually sold at auction on Monday of each week unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers, selected by the applicable Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the applicable Index Maturity; provided, however, that if the dealers selected as aforesaid by the applicable Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Treasury Rate Interest Determination Date.

  11TH DISTRICT COST OF FUNDS RATE: Unless otherwise indicated in the applicable Pricing Supplement, the "11th District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to an 11th District Cost of Funds Rate Note (an "11th District Cost of Funds Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month preceding such 11th District Cost of Funds Rate Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related 11th District Cost of Funds Rate Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such 11th District Cost of Funds Rate Interest Determination Date, then the 11th District Cost of Funds Rate for such 11th District Cost of Funds Rate Interest Determination Date will be the 11th District Cost of Funds Rate in effect on such 11th District Cost of Funds Rate Interest Determination Date.

BOOK-ENTRY NOTES

  The Notes may be issued in whole or in part in the form of one or more fully-registered Notes (each, a "Book-Entry Note") which will be deposited with, or on behalf of, the Depository and registered in the name of the Depository's nominee. Except as set forth below, a Book-Entry Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor.

  The Depository has advised the Issuer and the Agents as follows: it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository holds securities that its participants ("Participants") deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to the Depository and its participants are on file with the Securities and Exchange Commission.

  Purchase of interests in the Book-Entry Notes under the Depository's system must be made by or through Direct Participants, which will receive a credit for such interests on the Depository's records. The ownership interest of each actual purchaser of interests in the Book-Entry Notes ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Book-Entry Notes, except as described below.

  To facilitate subsequent transfers, all Book-Entry Notes deposited by Participants with the Depository are registered in the name of the Depository's partnership nominee, Cede & Co. The deposit of Book-Entry Notes with the Depository and their registration in the name of Cede & Co. affect no change in beneficial ownership. The Depository has no knowledge of the actual Beneficial Owners of the interests in the Book-Entry Notes; the Depository's records reflect only the identity of the Direct Participants to whose accounts interests in the Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangement among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all the interests in the Book-Entry Notes are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each Direct Participant in such Book-Entry Note to be redeemed.

  Neither the Depository nor Cede & Co. will consent or vote with respect to the Book-Entry Notes. Under its usual procedures, the Depository mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts interests in the Book-Entry Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Principal and interest payments on the Book-Entry Notes will be made in same-day funds to the Depository. The Depository's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depository, the related Trustee, the Issuer or any paying agent or the Securities Registrar, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depository is the responsibility of the Issuer or its paying agent, disbursement of such payments to Direct and Indirect Participants shall be the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  The Depository may discontinue providing its services as depository with respect to the Notes at any time by giving reasonable notice to the Issuer or its paying agent. The Issuer may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor depository).

  Book-Entry Notes are exchangeable for certificated Notes in definitive form of like tenor as such Book-Entry Notes if (i) the Depository for such Book-Entry Notes notifies the Issuer that it is unwilling or unable to continue as Depository for such Book-Entry Notes or if at any time such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor depository is not appointed by the Issuer within 90 days, (ii) the Issuer in its discretion at any time determines not to have all of the Notes of such series represented by one or more Book-Entry Notes and notifies the applicable Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Notes of such series. Any Book-Entry Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository holding such Book-Entry Notes shall direct. Subject to the foregoing, a Book-Entry Note is not exchangeable, except for a Book-Entry Note or Book-Entry Notes of the same aggregate denominations to be registered in the name of such Depository or its nominee or in the name of a successor of such Depository or a nominee of such successor.

GUARANTEES

  The Senior Notes will be unconditionally guaranteed (the "Senior Guarantees") by CoreStates Financial Corp (previously defined as the Guarantor) as to payment of principal, premium, if any, and interest when and as the same shall become due and payable, whether at maturity or upon redemption, repayment or otherwise. The Senior Guarantees will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor. At December 31, 1995, $1,036,035,000 of Senior Guarantees were outstanding. All outstanding Senior Guarantees ranked pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

  The Subordinated Notes will be unconditionally guaranteed (the "Subordinated Guarantees" and, together with the Senior Guarantees, the "Guarantees") by the Guarantor, on a subordinated basis, as to payment of principal, premium, if any, and interest when and as the same shall become due and payable, whether at maturity or upon redemption, repayment or otherwise. The Subordinated Guarantees will be unsecured and will be subordinated as set forth under "Guarantees" in the accompanying Prospectus. Prior to the execution of the First Supplemental Indenture, the Guarantor issued guarantees subordinated to a more narrowly defined category of Senior Guarantees. At December 31, 1995, $625,000,000 of such obligations were outstanding.

  The obligations of the Guarantor under the Guarantees will be unconditional regardless of the enforceability of the applicable Notes or the related Indenture and will not be discharged until all obligations contained in such Notes and the related Indenture are satisfied. Holders of the Notes may proceed directly against the Guarantor in the event of a default under the applicable Notes without first proceeding against the Issuer.

MULTI-CURRENCY NOTES AND INDEXED NOTES

  If any Note is not to be denominated in U.S. dollars, certain provisions with respect thereto will be set forth in the applicable Pricing Supplement which will specify the currency or currencies, including composite currencies such as the European Currency Unit, in which the principal, premium, if any, and interest with respect to such Note are to be paid (the "Specified Currency"), along with any other terms relating to the non-U.S. dollar denomination.

  The Notes also may be issued with the principal amount payable at maturity to be determined with reference to the exchange rate of a Specified Currency relative to an indexed currency (the "Indexed Currency") or other index, each as set forth in the applicable Pricing Supplement. Holders of such Notes may receive a principal amount on the Maturity Date that is greater than or less than the face amount of the Note depending upon the relative value at maturity of the Specified Currency compared to the Indexed Currency or as otherwise set forth in the applicable Pricing Supplement. Information as to the method for determining the principal amount payable on the Maturity Date and certain additional risks and tax considerations associated with investment in such Notes will be set forth in the applicable Pricing Supplement.

OTHER PROVISIONS; ADDENDA

  Any provisions with respect to the determination of a Base Rate, the specification of Base Rates, calculation of the interest rate applicable to a Floating Rate Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and in the applicable Pricing Supplement.

BEARER NOTES

  The Issuer also may offer from time to time Notes in bearer form ("Bearer Notes") outside the United States at varying prices and terms. Such offerings of Bearer Notes may be separate from, or simultaneous with, offerings of Notes in the United States. The Bearer Notes are not offered by this Prospectus Supplement and the accompanying Prospectus and may not be purchased by U.S. persons other than foreign branches of certain U.S. financial institutions.

                              PLAN OF DISTRIBUTION

  The Notes are being offered on a continuing basis by the Issuer through the Agents, each of which has agreed to use its reasonable best efforts to solicit purchases of the Notes. The Issuer will pay each Agent a commission of from
 .125% to .750% (or, in the case of any transaction in which an Agent is acting as principal or with respect to Notes for which the stated maturity is in excess of 30 years, such commission as shall be agreed between the Issuer and the related Agent at the time of sale) of the principal amount of each Note, depending upon its stated maturity, sold through such Agent. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by such

Agent. The Issuer also may sell to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. Unless otherwise indicated in the applicable Pricing Supplement, if any Note is resold by an Agent to any broker-dealer at a discount, such discount will not be in excess of the discount received by such Agent from the Issuer. In addition, unless otherwise indicated in the applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity. After the initial public offering of the Notes, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), the concession and the discount may be changed. The Issuer also reserves the right to sell the Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Issuer and the Guarantor have agreed to indemnify each Agent against certain liabilities, including liabilities under the Act, or to contribute to payments each Agent may be required to make in respect thereof. The Issuer and the Guarantor have agreed to reimburse the Agents for certain of the Agents' expenses, including, but not limited to, the fees and expenses of counsel to the Agents. The Agents and certain of their affiliates have engaged and may in the future engage in investment banking and/or commercial banking with the Issuer or the Guarantor in the ordinary course of business.

  The Issuer has been advised by each Agent that it may from time to time purchase and sell Notes in the secondary market, but that it is not obligated to do so. There can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each Agent may make a market in the Notes.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 4, 1996)
- -----------------------------------
                               U.S. $400,000,000
                                                 [CORESTATES LOGO APPEARS HERE]
                            CORESTATES CAPITAL CORP
                     RETAIL MEDIUM TERM NOTESM SECURITIES
                     SENIOR/SUBORDINATED MEDIUM-TERM NOTES
           WITH MATURITIES OF NINE MONTHS OR MORE FROM DATE OF ISSUE
                PAYMENT OF THE PRINCIPAL, PREMIUM, IF ANY, AND
            INTEREST ON THE NOTES IS UNCONDITIONALLY GUARANTEED BY

                           CORESTATES FINANCIAL CORP
                                  ----------
  CoreStates Capital Corp, a Pennsylvania corporation (the "Issuer"), may offer from time to time up to $400,000,000 aggregate initial offering price of its Retail Medium Term NoteSM securities as a class of its debt securities entitled Senior Medium-Term Notes (the "Senior Notes") and Subordinated Medium-Term Notes (the "Subordinated Notes" and, together with the Senior
Notes, the "Notes"). The Senior Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the "Senior Guarantees")
by CoreStates Financial Corp (the "Guarantor"). The Subordinated Notes will be unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium, if any, and interest (the "Subordinated Guarantees" and, together with the Senior Guarantees, the "Guarantees") by the Guarantor. Each Note will mature nine months or more from its date of issue, as selected by the purchaser and agreed to by the Issuer. Unless otherwise indicated in the applicable Pricing Supplement to this Prospectus Supplement, (a "Pricing Supplement"), a Note may not be redeemed at the option of the Issuer or be repaid at the option of the registered holder thereof prior to maturity and will be issued in denominations of $1,000 and integral multiples thereof.
  The interest rate, if any, or interest rate formula on each Note will be established by the Issuer at the time of issuance of such Note and will be set forth therein and specified in a Pricing Supplement. Interest rates and interest rate formulae are subject to change by the Issuer, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the Issuer. Interest rates and interest rate formulas are subject to change by the Issuer, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the Issuer. Unless otherwise indicated in the applicable Pricing Supplement, each Note will bear interest at a fixed rate ("Fixed Rate Notes"), or at a floating rate
("Floating Rate Notes"). See "Description of Retail Medium Term NoteSM securities" in this Prospectus Supplement and "Description of Debt Securities"
in the accompanying Prospectus. Interest on Fixed Rate Notes will accrue from their date of issue and, unless otherwise provided in the applicable Pricing Supplement, will be payable monthly on the 15th day of each month and at maturity or upon earlier redemption or repayment, as the case may be. Interest on Floating Rate Notes will accrue from their date of issue and will be payable on the dates indicated therein and in the applicable Pricing
Supplement and at maturity or upon earlier redemption or repayment, as the case may be.
                                  ----------
  THE NOTES WILL BE ISSUED IN FULLY REGISTERED CERTIFICATED OR BOOK-ENTRY
FORM. OWNERSHIP INTERESTS IN NOTES IN BOOK-ENTRY FORM WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED ONLY THROUGH, RECORDS MAINTAINED BY THE DEPOSITORY TRUST COMPANY, AS DEPOSITARY, AND ITS PARTICIPANTS. OWNERS OF BENEFICIAL INTERESTS IN NOTES ISSUED IN BOOK-ENTRY FORM WILL BE ENTITLED TO PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM EQUAL IN PRINCIPAL AMOUNT TO THEIR RESPECTIVE BENEFICIAL INTERESTS ONLY UNDER THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN. SEE "DESCRIPTION OF RETAIL MEDIUM TERM NOTESM SECURITIES-- BOOK-ENTRY NOTES" IN THIS PROSPECTUS SUPPLEMENT.
                                  ----------
  THE SECURITIES BEING  OFFERED WILL BE UNSECURED OBLIGATIONS  OF THE ISSUER
    AND  WILL NOT BE  SAVINGS ACCOUNTS, DEPOSITS  OR OTHER OBLIGATIONS  OF
       ANY BANK OR SUBSIDIARY OF THE  ISSUER AND ARE NOT INSURED BY THE
         FEDERAL  DEPOSIT INSURANCE  CORPORATION, THE BANK  INSURANCE
            FUND OR ANY OTHER GOVERNMENTAL AGENCY.
                                  ----------
 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR  HAS THE
     SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE  SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS  SUPPLEMENT,  THE  PROSPECTUS OR  ANY  SUPPLEMENT
           HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
             OFFENSE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                            PRICE TO       AGENTS' COMMISSION      PROCEEDS TO
                            PUBLIC(1)        OR DISCOUNT(2)        ISSUER(2)(3)
- -------------------------------------------------------------------------------
Per Note.............        100.00%           .20%-3.00%         99.80%-97.00%
- -------------------------------------------------------------------------------
                                                $800,000-         $399,200,000-
Total................     $400,000,000         $12,000,000         $38,800,000

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Unless otherwise specified in the applicable Pricing Supplement relating thereto, each Note will be issued at 100% of the principal amount thereof.
(2) The Issuer will pay Smith Barney Inc. (the "Agent") a commission, in the form of a discount, ranging from .20% to 3.00% (or, with respect to Notes for which the stated maturity is in excess of 30 years, such commission as shall be agreed between the Issuer and the Agent at the time of sale) of the principal amount of any Note, depending upon its stated maturity, sold through the Agent. The Agent, acting as principal, may also purchase Notes at a discount for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale or, if so agreed, at a fixed public offering price. No commission will be payable on any Note sold directly by the Issuer. The Issuer has agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting expenses payable by the Issuer estimated at $980,000.
                                  ----------
  In addition to the offering of the Notes made hereby, the Issuer may offer other series of its Senior Medium-Term Notes, Subordinated Medium-Term Notes
or other Debt Securities, and the sale of such Senior Medium Term Notes, Subordinated Medium-Term Notes or other Debt Securities may reduce the amount of Notes that may be sold hereunder.
  The Notes are being offered on a continuing basis by the Issuer through the Agent, each of which has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. The Issuer also may sell Notes to the Agent, acting as principal, for resale to one or more investors or to one or more broker-dealers (acting as a principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by the Agent or, if so agreed, at a fixed public offering price.
The Issuer has reserved the right to sell Notes directly to investors on its own behalf. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes will be sold or that there will be a secondary market for the Notes. The Issuer reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Issuer or the Agent that solicits any offer to purchase Notes may reject any offer in whole or in part. See "Plan of Distribution of Retail Medium Term NoteSM securities". The agent, whether acting as agent or principal, may be deemed to be an
"underwriter" within the meaning of the Securities Act of 1933, as amended.
                                  ----------
                               SMITH BARNEY INC.
                                  ----------
                                          /SM/Service mark of Smith Barney Inc.

April 4, 1996

                           CORESTATES FINANCIAL CORP

                              RECENT DEVELOPMENTS

  PENDING ACQUISITION OF MERIDIAN BANCORP, INC.--On October 10, 1995, CoreStates and Meridian Bancorp, Inc. ("Meridian") announced a definitive agreement to merge. Meridian is a bank holding company with approximately $14.8 billion in assets and $11.2 billion in deposits with its executive offices located at 35 North Sixth Street, Reading, Pennsylvania 19603. Approval by the shareholders of both companies was received on February 6, 1996. The transaction must also be approved by various regulatory authorities. Subject to the receipt of such regulatory approvals, the merger of Meridian and CoreStates is expected to close during the first half of 1996. For each share of Meridian outstanding, 1.225 shares of CoreStates common stock will be issued. Based on closing share prices of December 31, 1995, the transaction would be valued at approximately $3.1 billion. The transaction is expected to be accounted for under the pooling of interests method of accounting.

  Strategically, this acquisition will: combine two strongly performing banking companies, create a leading market position in eastern Pennsylvania, northern Delaware, and central New Jersey, extend the combined company's market and create a company with the resources and capital to support investments in growth and improved services to customers.

  In June 1995, Meridian completed an internal review of operations and businesses and announced a company-wide plan designed to improve its operating performance and competitive position. Implementation of the Meridian plan began at the end of the second quarter of 1995 and will continue over a period of approximately 12 months from that date. At the end of that period, the process is expected to reduce operating expenses on an annualized basis and provide recurring revenue enhancements of $13 million on an annualized basis.

  On February 23, 1996, Meridian acquired United Counties Bancorporation ("United Counties"), a $1.6 billion asset New Jersey bank holding company, in a transaction accounted for as a pooling of interests. For each of United Counties' 2,150,000 common shares outstanding, 5.0 shares of Meridian's common stock were issued.

  Pending approvals from various regulatory authorities, consolidations of bank subsidiaries and operations are expected to begin in the third quarter of 1996 with the consolidation of Meridian's Pennsylvania bank subsidiary into CoreStates' lead Pennsylvania bank, CoreStates Bank, N.A. ("CoreStates Bank"). Other consolidations also scheduled for the third quarter of 1996 include the combination of Meridian Bank NJ and United Counties Trust Bank into New Jersey National Bank ("NJNB") and the consolidation of Meridian's Delaware Trust Company into CoreStates Bank. The interstate consolidation of CoreStates Bank and NJNB, previously scheduled for January 1996, has been postponed until the fourth quarter of 1996 in order to accommodate the consolidations of the Meridian bank subsidiaries.

              DESCRIPTION OF RETAIL MEDIUM TERM NOTESM SECURITIES

  The following description encompasses all the material terms and provisions of the Notes offered hereby and supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities (as defined in the accompanying Prospectus) set forth under the heading "Description of Debt Securities" in the Prospectus, to which description reference is hereby made. The following description will apply to each Note unless otherwise specified in the applicable Pricing Supplement.

GENERAL

  The Notes are to be issued as one or more series of Debt Securities, and will be either Senior Debt Securities or Subordinated Debt Securities of the Issuer (each as defined in the accompanying Prospectus). At the date hereof, the maximum amount of Debt Securities authorized for issuance is $400,000,000, subject to a reduction as a result of future sales of the Issuer's other securities. Whether an offering of Notes will constitute Senior Debt Securities ("Senior Notes") or Subordinated Debt Securities ("Subordinated Notes") will be set forth in a Pricing Supplement hereto. The Senior Notes will be issued under an Indenture between the Issuer, the Guarantor and The Bank of New York, as senior trustee and successor to NationsBank of Georgia, National Association, successor to Wachovia Bank of Georgia, N.A. (formerly the First National Bank of Atlanta, N.A.) (the "Senior Trustee"), dated as of December 1, 1990 (the "Senior Indenture"), and the Subordinated Notes will be issued under an Indenture between the Issuer, the Guarantor and Bank One, Columbus, N.A. dated as of December 1, 1990, as amended by a First Supplemental Indenture dated as of March 1, 1993 and as further amended by a Second Supplemental Indenture dated as of August 1, 1994 (together the "Subordinated Indenture"), between the Issuer, the Guarantor, Bank One, Columbus, N.A. and Citibank, N.A., as subordinated trustee with respect to all securities issued thereafter (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as "Indentures" and are more fully described in the accompanying Prospectus. The following summaries of certain provisions of the Indentures encompass all their material terms and provisions but are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms. The terms and conditions set forth below will apply to each Note unless otherwise specified in the applicable Pricing Supplement.

  The Indentures do not limit the aggregate principal amount of Senior Debt Securities or Subordinated Debt Securities that may be issued thereunder and provide that such Debt Securities may be issued in one or more series up to the aggregate principal amount that may be authorized from time to time by the Issuer.

  All Senior Debt Securities, including the Senior Notes, will be unsecured obligations and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Issuer. At December 31, 1995, $1,036,035,000 of senior debt securities of the Issuer was outstanding. All outstanding senior debt securities were unsecured and ranked pari passu with all other unsecured and unsubordinated indebtedness of the Issuer.

  All Subordinated Debt Securities, including the Subordinated Notes, will be unsecured, subordinated and subject to Senior CoreStates Capital Indebtedness as set forth under "Certain Terms Relating to Subordinated Debt Securities" in the accompanying Prospectus. Prior to the execution of the First Supplemental Indenture, the Issuer issued indebtedness subordinated to a more narrowly defined category of senior indebtedness. At December 31, 1995, $625,000,000 of such indebtedness was outstanding.

  The Indentures do not contain provisions which would provide protection to noteholders against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings. See "Description of Debt Securities--Restrictive Covenants" in the accompanying Prospectus.

  The Notes will be offered on a continuous basis and will mature on any day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Issuer. Floating Rate Notes will mature on an Interest Payment Date (as hereinafter defined). Unless otherwise indicated in the Pricing Supplement, the Notes will bear interest at a fixed rate or at floating rates determined by reference to one or more of the Base Rates described below, which may be adjusted by a Spread and/or Spread Multiplier (as hereinafter defined) applicable to such Floating Rate Notes, until the principal thereof is paid or made available for payment.

  Unless otherwise indicated in an accompanying Prospectus Supplement, the Notes will be issued only in fully-registered certificated or book-entry form without coupons and, except as may otherwise be provided in the applicable Pricing Supplement, in denominations of $1,000 and integral multiples thereof. Notes issued in certificated form may be transferred or exchanged at the offices described in the immediately following paragraph. In the event Notes are issued in book-entry form through the facilities of The Depository Trust Company, New York, New York (the "Depository"), transfers or exchanges may be similarly effected through a participating member of the Depository. See "Description of Notes--Book-Entry Notes." No service charge will be made for any registration of transfer or exchange of Notes issued in certificated form, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

  Payments on Notes issued in book-entry form will be made to the Depository or its nominee in accordance with the arrangements then in effect between the applicable Trustee and the Depository. See "Description of Notes--Book-Entry Notes." In the case of Notes issued in certificated form, principal, premium, if any, and interest will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Issuer in The City of New York designated for such purpose; provided, however, that payment of interest, other than interest payable on the stated maturity date (or on the date of redemption or repayment if a Note is redeemed or repaid prior to maturity) (such stated maturity date or date of redemption or repayment, as the case may be, being collectively referred to hereinafter as the "Maturity Date" with respect to the principal amount payable on such date) may be made at the option of the Issuer by check mailed to the address of the person in whose name the applicable Note is registered at the close of business on the relevant Regular Record Date (as hereinafter defined) as shown on the security register maintained by CoreStates Bank, N.A. as Security Registrar. Interest will be payable on each date specified in the Note on which an installment of interest is due and payable (each, an "Interest Payment Date") and on the Maturity Date. If the original issue date of a Note is between a Regular Record Date and an Interest Payment Date, the initial interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date. Notwithstanding the foregoing, a registered holder of $10,000,000 or more in aggregate principal amount of Notes issued in certificated form (whether having identical or different terms and provisions) shall be entitled to receive payments of interest by the transfer of immediately available funds to an account at a bank located in The City of New York (or other bank consented to by the Issuer) designated by such holder (provided that such bank has appropriate facilities therefor), but only if appropriate instructions have been received by CoreStates Bank, N.A. (the "Paying Agent") at its office in the City of Philadelphia on or before the Regular Record Date immediately preceding the applicable Interest Payment Date.

  Interest payments will be in the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date if no interest has been paid with respect to such Note) to but excluding the Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

  In the case of Notes issued in certificated form, payment of principal, premium, if any, and interest payable on the Maturity Date for each such Note will be paid on such date in immediately available funds against presentation of the Note in The City of New York at the office or agency of the Issuer designated for such purpose. Interest payable on the Maturity Date will be payable to the person to whom the principal of the Note shall be paid.

  All references herein to registered holders will be, with respect to Book-Entry Notes, to the Depository or its nominees. See "Description of Retail Medium Term Note SM securities--Book-Entry Notes."

  Interest rates offered by the Issuer with respect to the Notes may differ depending upon the aggregate principal amount of Notes purchased in any transaction, and, the Issuer expects generally to distinguish, with respect to such offered rates, between purchases which are for less than, and purchases which are equal to or greater than, $200,000.

REDEMPTION

  If set forth in the applicable Pricing Supplement, the Notes will be subject to redemption by the Issuer on and after the initial redemption date fixed at the time of sale (the "Initial Redemption Date"). If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to the stated maturity date. On and after the Initial Redemption Date with respect to any Note, such Note will be redeemable in whole or in part in increments of $1,000 at the option of the Issuer at a redemption price (the "Redemption Price") determined in accordance with the following paragraph, together with interest thereon payable to the date of redemption, on notice given no more than 60 nor less than 30 days prior to the date of redemption.

  The Redemption Price for each Note subject to redemption will initially be equal to a certain percentage (the "Initial Redemption Percentage") of the principal amount of such Note to be redeemed and will decline at each anniversary of the Initial Redemption Date with respect to such Note by a percentage (the "Annual Redemption Percentage Reduction") of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount. The Initial Redemption Percentage and any Annual Redemption Percentage Reduction with respect to each Note subject to redemption prior to the stated maturity date will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note.

REPAYMENT

  If set forth in the applicable Pricing Supplement, the Notes will be subject to repayment at the option of the registered holders thereof in accordance with the terms of the Notes on their respective optional repayment dates fixed at the time of sale (each, an "Optional Repayment Date"). If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the registered holder thereof prior to the stated maturity date. On any Optional Repayment Date with respect to any Note, such Note will be repayable in whole or in part in increments of $1,000 at the option of such registered holder at a price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment, on notice given not more than 60 nor less than 30 days prior to the Optional Repayment Date.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest from the date of issue at the rate per annum stated on the face thereof until the principal amount thereof is paid or duly made available for payment. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable monthly on the 15th day of the month (each, an "Interest Payment Date") and on the Maturity Date. The "Regular Record Date" for Fixed Rate Notes will be the first day of each month or if the Interest Payment Dates are other than the 15th day of the month, the calendar day fifteen days preceding each Interest Payment Date whether or not such day is a Business Day (as hereinafter defined). If any Interest Payment Date or the Maturity Date on a Fixed Rate Note falls on a day that is not a Business Day, the payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

FLOATING RATE NOTES

  Interest on Floating Rates Notes will be determined by reference to a "Base Rate," which will be set forth in an applicable Pricing Supplement. The Base Rate will be based upon the Index Maturity and adjusted by a Spread and/or Spread Multiplier, if any, as specified in the applicable Pricing Supplement. The interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate, plus or minus the Spread and/or multiplied by the Spread Multiplier, if any. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Base Rate is calculated. The "Spread" is the number of basis points above or below the Base Rate applicable to such Floating Rate Note, and the "Spread Multiplier" is the percentage of the Base Rate applicable to the interest rate for such Floating Rate Note. The Spread, Spread Multiplier, Index Maturity and other variable terms of the Floating Rate Notes are subject to change by the Issuer from time to time, but no such change will affect any Floating Rate Note theretofore issued or as to which an offer has been accepted by the Issuer.

  The applicable Pricing Supplement will specify for each Floating Rate Note the following terms: the Base Rate, Initial Interest Rate, Initial Interest Rate Reset Date, Interest Rate Reset Dates, Interest Payment Dates, Index Maturity, Stated Maturity Date, Maximum Interest Rate and Minimum Interest Rate, if any, Spread and/or Spread Multiplier, if any, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, and Optional Repayment Date, if any.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each, an "Interest Rate Reset Date") as specified in the applicable Pricing Supplement. If any Interest Rate Reset Date for any Floating Rate Note would be a day that is not a Business Day, such Interest Rate Reset Date will be postponed to the next succeeding day that is a Business Day. Unless otherwise specified in the applicable Pricing Supplement, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banks in The City of New York are required or authorized by law or executive order to close.

  A Floating Rate Note may also have either or both of the following: (i) a maximum limit, or ceiling (the "Maximum Interest Rate"), on the rate of interest that may accrue during any Interest Period; and (ii) a minimum limit, or floor (the "Minimum Interest Rate"), on the rate of interest which may accrue during any Interest Period. Notwithstanding any Maximum Interest Rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, subject to certain exceptions, for any loan in an amount less than $250,000, is 16%, and for any loan in an amount more than $250,000 but less than $2,500,000, is 25% per annum on a simple interest basis. The limit may apply to Floating Rate Notes in which $2,500,000 or more has been invested.

  Unless otherwise indicated in the applicable Pricing Supplement, the interest rate in effect with respect to a Floating Rate Note during the period commencing on an Interest Rate Reset Date will be the rate determined on the second Business Day preceding such Interest Rate Reset Date (the "Interest Determination Date").

  Unless otherwise indicated in the applicable Pricing Supplement, the interest rate in effect with respect to a Floating Rate Note on each day that is not an Interest Rate Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Rate Reset Date, and the interest rate in effect on any day that is an Interest Rate Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to such Interest Rate Reset Date, subject in either case to any maximum or minimum interest rate limitation referred to above, provided, however, that the interest rate in effect with respect to a Floating Rate Note for the period from the date of issue to the Initial Interest Reset Date will be the "Initial Interest Rate".

  Each Floating Rate Note will bear interest from the date of issue at the rates determined as described in the applicable Pricing Supplement until the principal thereof is paid or otherwise made available for payment.

  Unless otherwise indicated in the applicable Pricing Supplement, if any Interest Payment Date for any Floating Rate Note would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date shall be postponed to the next day that is a Business Day. If the Maturity Date of any Floating Rate Note would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Maturity Date.

  Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" for Floating Rate Notes with respect to any Interest Payment Date will be the fifteenth calendar day, whether or not such date is a Business Day, prior to such Interest Payment Date.

  Unless otherwise indicated in the applicable Pricing Supplement, accrued interest or any Floating Rate Note will be calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day from and including the date of issue, or from but excluding the last date to which interest has been paid to and including the date for which accrued interest is being calculated. Unless otherwise indicated in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360.

  Unless otherwise provided for in the applicable Pricing Supplement, CoreStates Bank, N.A. will be the "Calculation Agent" for the Floating Rate Notes. Upon the request of the registered holder of a Floating Rate Note, the applicable Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Rate Reset Date with respect to such Floating Rate Note. The "Calculation Date," where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

  Unless otherwise indicated in the applicable Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation of Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

BOOK-ENTRY NOTES

  The Notes may be issued in whole or in part in the form of one or more fully-registered Notes (each, a "Book-Entry Note") which will be deposited with, or on behalf of, the Depository and registered in the name of the Depository's nominee. Except as set forth below, a Book-Entry Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor.

  The Depository has advised the Issuer and the Agents as follows: it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository holds securities that its participants ("Participants") deposit with the Depository. The Depository also facilitates the settlement among

Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to the Depository and its participants are on file with the Securities and Exchange Commission.

  Purchase of interests in the Book-Entry Notes under the Depository's system must be made by or through Direct Participants, which will receive a credit for such interests on the Depository's records. The ownership interest of each actual purchaser of interests in the Book-Entry Notes ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Book-Entry Notes, except as described below.

  To facilitate subsequent transfers, all Book-Entry Notes deposited by Participants with the Depository are registered in the name of the Depository's partnership nominee, Cede & Co. The deposit of Book-Entry Notes with the Depository and their registration in the name of Cede & Co. affect no change in beneficial ownership. The Depository has no knowledge of the actual Beneficial Owners of the interests in the Book-Entry Notes; the Depository's records reflect only the identity of the Direct Participants to whose accounts interests in the Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangement among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all the interests in the Book-Entry Notes are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each Direct Participant in such Book-Entry Note to be redeemed.

  Neither the Depository nor Cede & Co. will consent or vote with respect to the Book-Entry Notes. Under its usual procedures, the Depository mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts interests in the Book-Entry Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Principal and interest payments on the Book-Entry Notes will be made in same-day funds to the Depository. The Depository's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depository, the related Trustee, the Issuer or any paying agent or the Securities Registrar, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depository is the responsibility of the Issuer or its paying agent, disbursement of such payments to Direct and Indirect Participants shall be the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  The Depository may discontinue providing its services as depository with respect to the Notes at any time by giving reasonable notice to the Issuer or its paying agent. The Issuer may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor depository).

  Book-Entry Notes are exchangeable for certificated Notes in definitive form of like tenor as such Book-Entry Notes if (i) the Depository for such Book-Entry Notes notifies the Issuer that it is unwilling or unable to continue as Depository for such Book-Entry Notes or if at any time such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor depository is not appointed by the Issuer within 90 days, (ii) the Issuer in its discretion at any time determines not to have all of the Notes of such series represented by one or more Book-Entry Notes and notifies the applicable Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Notes of such series. Any Book-Entry Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository holding such Book-Entry Notes shall direct. Subject to the foregoing, a Book-Entry Note is not exchangeable, except for a Book-Entry Note or Book-Entry Notes of the same aggregate denominations to be registered in the name of such Depository or its nominee or in the name of a successor of such Depository or a nominee of such successor.

GUARANTEES

  The Senior Notes will be unconditionally guaranteed (the "Senior Guarantees") by CoreStates Financial Corp (previously defined as the Guarantor) as to payment of principal, premium, if any, and interest when and as the same shall become due and payable, whether at maturity or upon redemption, repayment or otherwise. The Senior Guarantees will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor. At December 31, 1995, $1,036,035,000 of Senior Guarantees were outstanding. All outstanding Senior Guarantees ranked pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

  The Subordinated Notes will be unconditionally guaranteed (the "Subordinated Guarantees" and, together with the Senior Guarantees, the "Guarantees") by the Guarantor, on a subordinated basis, as to payment of principal, premium, if any, and interest when and as the same shall become due and payable, whether at maturity or upon redemption, repayment or otherwise. The Subordinated Guarantees will be unsecured and will be subordinated as set forth under "Guarantees" in the accompanying Prospectus. Prior to the execution of the First Supplemental Indenture, the Guarantor issued guarantees subordinated to a more narrowly defined category of Senior Guarantees. At December 31, 1995, $625,000,000 of such obligations were outstanding.

  The obligations of the Guarantor under the Guarantees will be unconditional regardless of the enforceability of the applicable Notes or the related Indenture and will not be discharged until all obligations contained in such Notes and the related Indenture are satisfied. Holders of the Notes may proceed directly against the Guarantor in the event of a default under the applicable Notes without first proceeding against the Issuer.

MULTI-CURRENCY NOTES AND INDEXED NOTES

  If any Note is not to be denominated in U.S. dollars, certain provisions with respect thereto will be set forth in the applicable Pricing Supplement which will specify the currency or currencies, including composite currencies such as the European Currency Unit, in which the principal, premium, if any, and interest with respect to such Note are to be paid (the "Specified Currency"), along with any other terms relating to the non-U.S. dollar denomination.

  The Notes also may be issued with the principal amount payable at maturity to be determined with reference to the exchange rate of a Specified Currency relative to an indexed currency (the "Indexed Currency") or other index, each as set forth in the applicable Pricing Supplement. Holders of such Notes may receive a principal amount on the Maturity Date that is greater than or less than the face amount of the Note depending upon the relative value at maturity of the Specified Currency compared to the Indexed Currency or as otherwise set forth in the applicable Pricing Supplement. Information as to the method for determining the principal amount payable on the Maturity Date and certain additional risks and tax considerations associated with investment in such Notes will be set forth in the applicable Pricing Supplement.

OTHER PROVISIONS; ADDENDA

  Any provisions with respect to the determination of a Base Rate, the specification of Base Rates, calculation of the interest rate applicable to a Floating Rate Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and in the applicable Pricing Supplement.

BEARER NOTES

  The Issuer also may offer from time to time Notes in bearer form ("Bearer Notes") outside the United States at varying prices and terms. Such offerings of Bearer Notes may be separate from, or simultaneous with, offerings of Notes in the United States. The Bearer Notes are not offered by this Prospectus Supplement and the accompanying Prospectus and may not be purchased by U.S. persons other than foreign branches of certain U.S. financial institutions.

         PLAN OF DISTRIBUTION OF RETAIL MEDIUM TERM NOTE SM SECURITIES

  The Notes are being offered on a continuing basis by the Issuer through Smith Barney Inc. (the "Agent"), which has agreed to use its reasonable best efforts to solicit purchases of the Notes. The Issuer will pay the Agent a commission of from .20% to 3.00% (or, in the case of any transaction in which the Agent is acting as principal or with respect to Notes for which the stated maturity is in excess of 30 years, such commission as shall be agreed between the Issuer and the Agent at the time of sale) of the principal amount of each Note, depending upon its stated maturity, sold through the Agent. The Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by the Agent. The Issuer also may sell to the Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by the Agent, or, if so agreed, at a fixed public offering price. Unless otherwise indicated in the applicable Pricing Supplement, if any Note is resold by the Agent to any broker-dealer at a discount, such discount will not be in excess of the discount received by the Agent from the Issuer. In addition, unless otherwise indicated in the applicable Pricing Supplement, any Note purchased by the Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity. After the initial public offering of the Notes, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), the concession and the discount may be changed. The Issuer also reserves the right to sell the Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so.

  The Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Issuer and the Guarantor have agreed to indemnify the Agent against certain liabilities, including liabilities under the Act, or to contribute to payments the Agent may be required to make in respect thereof. The Issuer and the Guarantor have agreed to reimburse the Agent for certain of the Agent's expenses, including, but not limited to, the fees and expenses of counsel to the Agent. The Agent and certain of its affiliates have engaged and may in the future engage in investment banking and/or commercial banking with the Issuer or the Guarantor in the ordinary course of business.

  The Issuer has been advised by the Agent that it may from time to time purchase and sell Notes in the secondary market, but that it is not obligated to do so. There can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, the Agent may make a market in the Notes.

  In addition to Notes being offered through the Agent as described herein, other series of notes (including other series of Medium-Term Notes) that may have terms identical or similar to the terms of the Notes may be concurrently offered by the Issuer on a continuous basis both inside and outside the United States pursuant to one or more separate distribution agreements with the Agent or other agents. Pursuant to such agreements, such agents may also purchase notes as principal for their own account or for resale, and the Issuer may make direct sales of notes for its own behalf. Any notes so offered and sold in excess of certain amounts will reduce correspondingly the maximum aggregate principal amount of Notes that may be offered by this Prospectus Supplement and the accompanying Prospectus.

PROSPECTUS
               [LOGO OF CORESTATES FINANCIAL CORP APPEARS HERE]
           COMMON STOCK, PREFERRED STOCK AND PREFERRED STOCK WARRANTS
                            CORESTATES CAPITAL CORP
             (WHOLLY-OWNED SUBSIDIARY OF CORESTATES FINANCIAL CORP)
    DEBT SECURITIES, UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, IF ANY, BY CORESTATES FINANCIAL CORP AND
                                 DEBT WARRANTS
                                  -----------
  CoreStates Financial Corp ("CoreStates") may offer from time to time shares of its common stock (the "Common Stock"), par value $1.00 per share or shares of its preferred stock (the "Preferred Stock") including, at its option, depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts") each representing a fractional interest in such Preferred Stock and CoreStates Capital Corp ("CoreStates Capital") may offer from time to time its debt securities (the "Debt Securities") which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest, if any, by CoreStates, having an aggregate public offering price of $1,750,000,000 on terms and conditions to be determined at the time of sale. CoreStates Capital may issue warrants to purchase Debt Securities (all such warrants being collectively referred to herein as the "Securities Warrants"). The Debt Securities, Common Stock, Preferred Stock and Securities Warrants (collectively, the "Offered Securities") may be offered separately or together, in separate series, in amounts and at prices and terms to be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"). The issuer, the specific title and, where applicable, the specific designation, priority, aggregate principal amount, liquidation preference, authorized denominations, maturity, interest or dividend rate or rates, interest or dividend payment dates, any sinking fund provisions, any conversion provisions and any other provisions or terms in connection with the offering and sale of such Offered Securities will be set forth in any accompanying Prospectus Supplement. As used herein, the term "Issuer" refers to CoreStates as issuer of the Common Stock, the Preferred Stock and the guarantees referred to below and CoreStates Capital as issuer of the Debt Securities and Securities Warrants.

  The Debt Securities may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities") and, in the case of Subordinated Debt Securities, may be convertible into or exchangeable for Common Stock of CoreStates (as defined herein). The Senior Debt Securities will rank equally with all other unsubordinated and unsecured indebtedness of CoreStates Capital. The Subordinated Debt Securities will be subordinated to all existing and future Senior CoreStates Capital Indebtedness, as defined. UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, THE SUBORDINATED DEBT SECURITIES WILL BE SUBJECT TO ACCELERATION OF MATURITY ONLY IN THE CASE OF CERTAIN EVENTS OF BANKRUPTCY, INSOLVENCY OR REORGANIZATION. The Debt Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest, if any, by CoreStates. The holders of Subordinated Debt Securities of any series may be obligated at any time or at maturity to exchange such Subordinated Debt Securities for Common Stock. See "Description of Debt Securities".

  Debt Securities of a series may be issuable in individual registered form without coupons, in the form of one or more global securities, or in bearer form with or without coupons. Such bearer securities will be offered only to non-United States persons and to offices located outside of the United States of certain United States financial institutions.
                                  -----------
  Of the $1,750,000,000 of securities offered hereby, approximately $11,000,000 have been previously registered by CoreStates and CoreStates Capital and not offered. The offering of such securities hereunder shall not exceed the aggregate offering price of securities registered but not offered under the registration statement to which such securities relate. The Offered Securities may be sold by CoreStates or CoreStates Capital, as the case may be, in an offering within the United States ("United States Offering") or outside the United States ("International Offering"). The Offered Securities may be offered and sold through one or more underwriters, directly by CoreStates or CoreStates Capital, as the case may be, or through dealers or agents. The Prospectus Supplement will also set forth with respect to the sale of the Offered Securities in respect of which this Prospectus is being delivered the names of the underwriters, dealers or agents, if any, together with the terms of offering. Any underwriters, dealers or agents participating in the offering of Offered Securities may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). CoreStates or CoreStates Capital, as the case may be, may also issue contracts under which the counterparty may be required to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Securities Warrants. Such contracts would be issued with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares and/or Securities Warrants in amounts, at prices and on terms to be set forth in a Prospectus Supplement.
                                  -----------
  THE OFFERED SECURITIES WILL BE UNSECURED OBLIGATIONS OF CORESTATES OR CORESTATES CAPITAL, AS THE CASE MAY BE, AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF CORESTATES OR CORESTATES CAPITAL, AS THE CASE MAY BE, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.
                                  -----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS. ANY REPRESEN-
     TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  -----------
  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                                  -----------
                 The date of this Prospectus is April 4, 1996.

                             AVAILABLE INFORMATION

  CoreStates is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). CoreStates has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. The Registration Statement and the exhibits thereto, as well as the proxy statements, reports and other information concerning CoreStates can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, CoreStates Common Stock is listed for trading on the New York Stock Exchange ("NYSE"), and such reports, proxy statements and other information concerning CoreStates also should be available for inspection at the offices of the NYSE at 20 Broad Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the Registration Statement and Exhibits thereto, and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed by CoreStates (File No. 0-6879) with the Commission pursuant to the Exchange Act are hereby incorporated by reference.

  1. CoreStates Annual Report on Form 10-K for the year ended December 31, 1995 (which includes portions of the 1995 Annual Report to Shareholders);

  2. CoreStates Current Reports on Form 8-K dated January 8, 1996, January 17, 1996 and April 4, 1996; and

  3. The description of CoreStates Common Shares set forth in CoreStates' Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

  All documents and reports filed with the Commission by CoreStates pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus or to be a part hereof from the dates of filing such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents or reports, incorporated by reference herein, except for the exhibits to such documents unless such exhibits are specifically incorporated by reference therein. Written requests should be mailed to the Corporate Secretary, CoreStates Financial Corp, P.O. Box 7618, F.C. 01-03-16-29, Philadelphia, Pennsylvania 19101-7618. Telephone requests may be directed to (215) 973-3827.

                           CORESTATES FINANCIAL CORP

  CoreStates is a bank holding company registered under the Federal Bank Holding Company Act of 1956, as amended (the "Act") and incorporated under the laws of Pennsylvania with executive offices at the Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107 (telephone number (215) 973-3827). At December 31, 1995, CoreStates had total consolidated assets of approximately $29.6 billion and shareholders' equity of approximately $2.4 billion, and, based on December 31, 1995 rankings of bank holding companies by total consolidated assets, was believed to be the 29th largest bank holding company in the United States at such date. On October 10, 1995, CoreStates entered into a definitive agreement to acquire Meridian Bancorp, Inc. ("Meridian"). Assuming the consummation of this transaction which is subject to various regulatory approvals, CoreStates will have total consolidated assets of approximately $46.0 billion and shareholders' equity of approximately $3.9 billion, and based on December 31, 1995 rankings of bank holding companies by consolidated total assets, would be approximately the 20th largest bank holding company in the United States had the consummation of the transaction taken place on such date.

  The lead banking subsidiary of CoreStates is CoreStates Bank, N.A. ("CoreStates Bank"), a national banking association with executive offices located in Philadelphia, Pennsylvania. Other principal banking subsidiaries of CoreStates are New Jersey National Bank ("NJNB"), a national banking association with its executive offices located in Ewing Township, New Jersey and CoreStates Bank of Delaware, N.A. ("CBD"), a national banking association with its executive office located in New Castle County, Delaware. CoreStates Bank, NJNB and CBD are sometimes referred to herein as the "Banking Subsidiaries". Through CoreStates Bank, NJNB and CBD, CoreStates engages in the business of providing wholesale banking services, consumer financial services which includes retail banking, and trust & investment management services. Electronic Payment Services, Inc. ("EPS"), a joint venture in which CoreStates owns 20%, includes the MAC automated teller machine network and point of sale processing businesses.

  CoreStates has received approval from the Office of the Comptroller of the Currency ("OCC") to relocate the head office of NJNB from Ewing Township, New Jersey, to Philadelphia, Pennsylvania, to merge NJNB into CoreStates Bank and to establish a branch of the resulting bank at the present location of the head office of NJNB. It is anticipated that the relocation and merger will take place in 1996. After the merger of NJNB into CoreStates Bank, it is CoreStates' present intent to conduct all of its Pennsylvania and New Jersey banking business under the name of CoreStates Bank.

  As of December 31, 1995, the Banking Subsidiaries operated from 334 full service offices located in eastern and central Pennsylvania and New Jersey and two offices located in Delaware. CoreStates Bank also operates from five foreign branch offices and twenty foreign representative offices.

  PENDING ACQUISITION OF MERIDIAN BANCORP, INC.--On October 10, 1995, CoreStates and Meridian Bancorp, Inc. ("Meridian") announced a definitive agreement to merge. Meridian is a bank holding company with approximately $14.8 billion in assets and $11.2 billion in deposits with its executive offices located at 35 North Sixth Street, Reading, Pennsylvania 19603. Approval by the shareholders of both companies was received on February 6, 1996. The transaction must also be approved by various regulatory authorities. Subject to the receipt of such regulatory approvals, the merger of Meridian and CoreStates is expected to close during the first half of 1996. For each share of Meridian outstanding, 1.225 shares of CoreStates common stock will be issued. Based on closing share prices of December 31, 1995, the transaction would be valued at approximately $3.1 billion. The transaction is expected to be accounted for under the pooling of interests method of accounting.

  Strategically, this acquisition will: combine two strongly performing banking companies, create a leading market position in eastern Pennsylvania, northern Delaware, and central New Jersey, extend the combined company's market and create a company with the resources and capital to support investments in growth and improved services to customers.

                            CORESTATES CAPITAL CORP

  CoreStates Capital, a wholly-owned subsidiary of CoreStates, functions primarily as a financing entity for CoreStates and its subsidiaries and affiliates through the issuance of commercial paper and other debt guaranteed by CoreStates. Financial data for CoreStates Capital and CoreStates are combined for purposes of calculating the ratio of earnings to fixed charges due to this limited function of CoreStates Capital and the unconditional guarantees of all of CoreStates Capital's obligations by CoreStates. The principal office of CoreStates Capital is located at the Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107 (telephone (215) 973-3827).

                  CERTAIN LEGAL AND REGULATORY CONSIDERATIONS

  CoreStates Capital and CoreStates are legal entities separate and distinct from CoreStates Bank, NJNB and CBD. There are various legal limitations on the extent to which CoreStates' bank subsidiaries can finance or otherwise supply funds to CoreStates Capital, CoreStates and certain of its other affiliates.

  Provisions of federal banking law restrict the amount of dividends that can be paid to CoreStates by its nationally chartered bank subsidiaries, while state banking regulations limit the amount of dividends that can be paid to CoreStates by its state chartered bank subsidiaries. Under applicable federal law, no dividends may be paid in an amount greater than "undivided profits then on hand", after deduction therefrom of certain loan losses. In addition, for each of CoreStates' banking subsidiaries, prior approval of the Comptroller is required if dividends declared by a subsidiary bank in any calendar year will exceed its net profits (as defined) for that year, combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or a fund for the retirement of preferred stock. Under applicable state law, dividends may be declared and paid only out of accumulated net earnings, which are the undistributed net profits recorded on the books of an institution for the last complete calendar or fiscal year. Based on these regulations, CoreStates' banking subsidiaries, without regulatory approval, could declare dividends in 1996 in an amount equal to net retained profits in 1996 plus $28 million.

  The Comptroller has authority to prohibit payment of a dividend if such payment constitutes, what, in the Comptroller's opinion, is an unsafe or unsound practice. In addition, the ability of CoreStates and its bank subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under the Federal Deposit Insurance Corporation Improvement Act of 1991, enacted in December 1991 ("FDICIA"), as described below. The rights of CoreStates, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

  According to Federal Reserve Board policy, CoreStates is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each subsidiary bank in circumstances in which it might not do so absent such policy. In addition, any capital loans by CoreStates to any subsidiary bank would be subordinated in right of payment to deposits and certain other indebtedness of each subsidiary bank.

  In addition, CoreStates' bank subsidiaries are subject to certain restrictions imposed by Federal law on any extension of credit to, and certain other transactions with CoreStates, CoreStates Capital and certain other non-bank subsidiaries, on investments in stock or other securities thereof and on the taking of such securities as collateral for loans. Among other things, the aggregate of such loans made by each CoreStates bank subsidiary to CoreStates or to any single non-bank subsidiary generally may not exceed 10% of the sum of such bank's capital and surplus, as defined, and all loans by each bank subsidiary to CoreStates and its non-bank subsidiaries are limited to 20% of such bank's capital and surplus. Such loans must be secured by collateral with a value between 100% and 130% of the loan amount, depending on the type of collateral.

The bank subsidiaries may extend credit to CoreStates and its non-bank subsidiaries without regard to these restrictions to the extent such extensions of credit are secured by specific kinds of collateral such as obligations of or guaranteed by the U.S. Government or its agencies and certain bank deposits.

  The Federal Reserve Board has adopted minimum risk-based and leverage capital guidelines for bank holding companies. The minimum required ratio of qualifying total capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8.0%, of which at least 4.0% must consist of common equity, retained earnings and qualifying perpetual preferred stock, less certain intangibles ("Tier 1 Capital"). The remainder may consist of subordinated debt, qualifying preferred stock and a limited amount of loan loss reserves. As of December 31, 1995, CoreStates' total risk-based capital ratio was 12.1%, including 8.4% of Tier 1 capital (as defined in the guidelines as fully phased-in on December 31, 1992). The minimum required leverage capital ratio (Tier 1 capital to average total assets) is 3% for banking organizations that meet certain specified criteria, including that they have the highest regulatory rating. All other banking organizations are required to maintain a leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The requirements also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. As of December 31, 1995, CoreStates' leverage capital ratio was 7.6%.

  Each of CoreStates' subsidiary banks is subject to similar capital requirements adopted by the Comptroller. As of December 31, 1995, the capital ratios of CoreStates' subsidiary banks were as follows:

                                                           REGULATORY CAPITAL
                                                                 RATIOS
                                                          ----------------------
                                                          TIER 1 TOTAL  LEVERAGE
                                                          ------ -----  --------
CoreStates Bank, N.A.....................................   7.6% 10.6%    6.8%
New Jersey National Bank.................................  12.1  15.3     7.6
CoreStates Bank of Delaware, N.A.........................   6.6  11.2     6.3

  The federal banking agencies continue to indicate their desire to raise capital requirements applicable to banking organizations, and recently proposed amendments to their risk-based capital regulations to provide for the consideration of interest rate risk in the determination of a bank's minimum capital requirements. The proposed amendments are intended to require that banks effectively measure and monitor their interest rate risk and that they maintain capital adequate for that risk. Under the proposed amendments, banks with interest rate risk in excess of a defined supervisory threshold would be required to maintain additional capital beyond that generally required. In addition, the federal banking agencies recently proposed amendments to their risk-based capital standards to provide for the consideration of credit risk and certain risks arising from nontraditional activities, as well as a bank's ability to manage these risks, as important factors in assessing a bank's overall capital adequacy.

  FDICIA modifies certain provisions of the Federal Deposit Insurance Act and makes revisions to several other banking statutes. In general, FDICIA subjects banks to significantly increased regulation and supervision, and requires the federal banking agencies to take "prompt corrective action" with respect to banks which do not meet minimum capital requirements. Among other things, FDICIA requires a bank which is "undercapitalized" (as defined in the applicable regulations) to submit a capital restoration plan for improving its capital. A holding company of a bank must guarantee that the bank will meet its capital plan, subject to certain limitations. If such a guarantee were deemed to be a commitment to maintain capital under the U.S. federal Bankruptcy Code, a claim under such guarantee in a bankruptcy proceeding involving the holding company would be entitled to a priority over third party creditors of the holding company. In addition, FDICIA prohibits a bank from making a capital distribution (including payment of a dividend) to its holding company or otherwise if it would thereafter be undercapitalization. Furthermore, under certain circumstances, a holding company of a bank which fails to meet certain of its capital requirements may be prohibited from making any capital distributions to its shareholders or otherwise. Critically undercapitalized banks (which are defined to include banks which still have a positive net worth) are generally subject to the mandatory appointment of a receiver or conservator. All of CoreStates' subsidiaries meet current regulatory capital requirements.

  The Financial Institution Reform, Recovery, and Enforcement Act ("FIRREA") enacted in August 1989 provides among other things for cross-guarantees of the liabilities of insured depository institutions pursuant to which any bank or savings association subsidiary of a holding company may be required to reimburse the FDIC for any loss or anticipated loss to the FDIC that arises from a default of any of such holding company's other subsidiary banks or savings associations or assistance provided to such an institution in danger of default. The banking subsidiaries of CoreStates are subject to such cross-guarantee.

  The deposits of each of the subsidiary banks are insured up to applicable limits by the FDIC. Accordingly, the subsidiary banks are subject to deposit insurance assessments to maintain the Bank Insurance Fund (the "BIF") of the FDIC. The FDIC established a risk related premium assessment system, with assessment rates for the semiannual period beginning January 1, 1996 ranging from 0% of domestic deposits for those banks deemed to pose the least risk to the insurance fund, to .27% for those banks deemed to pose the greatest risk (with intermediate rates of .03%, .10%, .17% and .24%). All CoreStates' subsidiary banks have been notified by the FDIC that, for the semiannual assessment period beginning January 1, 1996, each is subject to a BIF assessment rate of 0%. Deposits in CoreStates' subsidiary banks subject to the
 .23% assessment rate of the Savings Association Insurance Fund were less than $200 million at December 31, 1995.

  Effective August 10, 1993, the Federal Deposit Insurance Act was amended to provide that, in the liquidation or other resolution by any receiver of a bank insured by the FDIC, the claims of depositors have preference over the general claims of other creditors. Accordingly, in the event of the liquidation or other resolution of a banking subsidiary of CoreStates, the claims of CoreStates as a creditor of such banking subsidiary would be subordinate to the claims of depositors of such banking subsidiary, even if the claims of CoreStates were not by their terms so subordinated.

                                USE OF PROCEEDS

  Unless otherwise provided in the Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, including extensions of credit to subsidiaries and affiliates of CoreStates, including its bank subsidiaries, which will use the proceeds for general corporate purposes, possibly including acquisitions, and repayment at maturity of commercial paper, medium-term notes or other existing debt. The precise amounts and timing of the application of proceeds will depend upon funding requirements of CoreStates and its subsidiaries and affiliates and the amount of Offered Securities offered from time to time pursuant to this Prospectus. If CoreStates elects at the time of issuance of Offered Securities to make different or more specific use of proceeds other than as set forth herein, such use will be described in the Prospectus Supplement.

  In view of its anticipated requirements, CoreStates and CoreStates Capital expect to engage, on a recurring basis, in additional private or public financings of a character and amount to be determined as the need arises. CoreStates is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions both on an assisted and unassisted basis. Acquisitions that may be under consideration at any time include, without limitation, acquisitions of banking organizations and thrift or savings-type associations or their assets or liabilities, acquisitions of other financial service companies or their assets or liabilities or acquisition of other business or businesses closely related to banking or their assets or liabilities.

                           CORESTATES FINANCIAL CORP
            SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

  The following unaudited selected historical consolidated financial information for each of the five years in the period ended December 31, 1995, is derived from financial statements previously filed with the Securities and Exchange Commission and incorporated by reference in this Prospectus. The unaudited selected historical consolidated financial information is qualified in its entirety by and should be read in conjunction with those consolidated financial statements and related footnotes thereto.

  CoreStates Capital is a wholly-owned subsidiary of CoreStates and essentially has no independent operations. CoreStates Capital functions primarily as a financing entity for CoreStates and its subsidiaries and affiliates through the issuance of commercial paper and other debt fully and unconditionally guaranteed by CoreStates.

                           CORESTATES FINANCIAL CORP

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

                                         YEAR ENDED DECEMBER 31,
                          ----------------------------------------------------------
                             1995        1994        1993        1992        1991
                          ----------  ----------  ----------  ----------  ----------
                                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED SUMMARY OF
 INCOME:
 Interest income........  $2,262,305  $1,929,527  $1,841,864  $1,961,838  $2,485,277
 Interest expense.......     773,771     540,158     516,593     709,360   1,212,367
 Net interest income....   1,488,534   1,389,369   1,325,271   1,252,478   1,272,910
 Provision for losses on
  loans(1)..............     105,000     246,900     121,201     160,250     291,261
 Securities gains (loss-
  es)...................       9,388      18,753      16,110      13,805     (13,868)
 Income before
  cumulative effect of a
  change in accounting
  principle(2)(9).......     452,237     248,792     362,429     268,134     180,317
 Cumulative effect of a
  change in accounting
  principle(3)(4)(5)....         --       (3,430)    (13,010)    (84,946)        --
 Net income(2)..........     452,237     245,362     349,419     183,188     180,317
PER COMMON SHARE:
 Income before
  cumulative effect of a
  change in accounting
  principle(2)(9)(10)...  $     3.22  $     1.75  $     2.49  $     1.97  $     1.35
 Net income(2)(10)......        3.22        1.73        2.40        1.35        1.35
 Cash dividends de-
  clared(6).............        1.44        1.24        1.14        1.02        0.97
 Book value.............       17.24       16.22       16.29       14.48       14.40
                                                 ($ IN MILLIONS)
CONSOLIDATED BALANCE
 SHEET
 (AVERAGE BALANCES):
 Total assets(7)........  $   28,446  $   27,667  $   27,700  $   27,554  $   28,643
 Loans..................      20,770      19,601      19,035      18,868      20,574
 Allowance for possible
  loan losses...........         501         506         457         463         512
 Deposits...............      20,715      20,352      20,629      21,267      21,617
 Long-term debt.........       1,814       1,657       1,455       1,312       1,168
 Shareholders' equi-
  ty(7).................       2,309       2,270       2,198       1,950       1,862
AVERAGE COMMON SHARES
 OUTSTANDING
 (in thousands).........     140,600     142,498     145,398     135,813     133,237
PERIOD-END COMMON SHARES
 OUTSTANDING
 (in thousands).........     138,051     144,854     145,388     144,695     133,872
SELECTED RATIOS:
 Return on average total
  assets(2)(8)(9).......        1.59%       0.90%       1.31%       0.97%       0.63%
 Return on average
  shareholders'
  equity(2)(8)(9).......       19.59%      10.96%      16.49%      13.75%       9.68%
 Average shareholders'
  equity to average
  assets................        8.12%       8.20%       7.94%       7.08%       6.50%
 Allowance for possible
  loan losses to loans
  (period-end)..........        2.35%       2.44%       2.28%       2.34%       2.44%
 Non-performing assets
  to total loans plus
  other real estate
  owned (period-end)....        0.81%       1.51%       2.20%       3.51%       4.09%
 Ratio of earnings from
  continuing operations
  before income taxes to
  fixed charges of
  continuing operations:
 Combined CoreStates
  (parent company) and
  CoreStates Capi-
  tal(11)...............        2.75        2.81        3.19        2.70        2.65
 Consolidated:
  Excluding interest on
   deposits(12).........        3.72        3.01        4.39        3.48        1.98
  Including interest on
   deposits(12).........        1.90        1.70        2.00        1.54        1.23

       See footnotes to selected financial information on pages 9 and 10.

                  FOOTNOTES TO SELECTED FINANCIAL INFORMATION
                                  (UNAUDITED)

(1) CoreStates' provision for losses on loans in 1994 included $145 million of merger-related provisions in connection with changes in strategy related to problem assets, and to conform the consumer lending charge-off policies of Constellation Bancorp ("Constellation") and Independence Bancorp, Inc. ("Independence") to those of CoreStates.

(2) In March 1995, CoreStates completed an intensive review of its operations and businesses and announced a corporate-wide process redesign plan, which restructures its banking services around customers and enhances employees' authority to make decisions to benefit customers. As a result of this process redesign, CoreStates recorded a $110 million pre-tax restructuring charge, $70.0 million after-tax or $0.49 per share, in March 1995. In subsequent quarters, CoreStates recorded restructuring credits of $11.8 million, $7.5 million after-tax or $0.05 per share, primarily related to gains on the curtailment of vested pension benefits associated with employees displaced during 1995 and gains on the sale of branches which were sold as a result of the process redesign. By mid 1996, the process redesign is expected to generate cost reductions of approximately $180 million and revenue enhancements which will yield additional revenue of approximately $30 million, combining to improve net income at an annual rate of $0.90 per share.

(3) Effective January 1, 1992, CoreStates adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). FAS 106 requires that employers accrue the costs associated with providing postretirement benefits during the active service periods of employees, rather than the previously accepted accounting practice of recognizing these costs on a pay-as-you-go basis. As permitted under FAS 106, CoreStates elected to recognize immediately a one-time, non-cash charge equal to the January 1, 1992 transitional liability of $128.7 million, $84.9 million after-tax, as the cumulative effect of a change in accounting principle.

(4) Effective January 1, 1993, CoreStates adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("FAS 112"). FAS 112 established the accounting requirements for benefits provided to former or inactive employees after employment but before retirement. FAS 112 requires that employers accrue the costs associated with providing benefits, such as salary and benefit continuation under disability plans, when payment of the benefits is probable and the amount of the obligation can be reasonably estimated. CoreStates recognized the January 1, 1993 FAS 112 transitional liability of $20.0 million, $13.0 million after-tax, as the cumulative effect of a change in accounting principle.

(5) During the first quarter of 1994, CoreStates recognized a $3.4 million after-tax impairment loss on certain mortgage securities. The loss was the result of a write-down to fair value of these securities, which were deemed to be impaired. This accounting treatment resulted from a Financial Accounting Standards Board ("FASB") interpretation of a 1993 accounting change, Statement of Financial Accounting Standards No. 115. The interpretation, reached by a consensus of the FASB Emerging Issues Task Force in March 1994, provides more definitive criteria for recognition of impairment losses on these types of securities.

(6) Cash dividends declared per share for the respective periods prior to CoreStates' acquisition of First Peoples Corporation (on September 3,
    1992), Constellation (on March 16, 1994) and Independence (on June 27,
    1994) assume that CoreStates would have declared cash dividends per share equal to the cash dividends per share actually declared by CoreStates.

(7) Effective December 31, 1993, CoreStates adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"). FAS 115 established the accounting and reporting requirements for investments in equity securities that have readily determinable fair values and for all investments in debt securities. As a result of adopting FAS 115, securities with an original carrying value of $1,272 million were classified as available-for-sale at December 31, 1993 and were written up to their aggregate fair value of $1,371 million. After the related tax effects, shareholders' equity at December 31, 1993 was increased by $64 million to reflect the write-up of these securities to fair value.

(8) Return on average total assets and return on average shareholders' equity are calculated based on income before cumulative effect of a change in accounting principle, net of income taxes.

(9) Excluding significant non-recurring items as detailed below, selected financial results for the years ended December 31, 1995 and 1994 are as follows:

                                                              YEARS ENDED
                                                             DECEMBER 31,
                                                           ------------------
                                                             1995      1994
                                                           --------  --------
   Income before cumulative effect of a change in
    accounting principle.................................. $502,951  $416,239
   Per common share.......................................     3.58      2.92
   Return on average total assets.........................     1.77%     1.50%
   Return on average shareholders' equity.................    21.78     18.34

  The following significant items are excluded from the above selected financial results:

                                                       PRE-TAX
                                                   INCOME STATEMENT     PER
                                                        IMPACT      SHARE IMPACT
                                                   ---------------- ------------
                                                    (IN THOUSANDS)  (AFTER-TAX)
   Year ended December 31, 1995:
     Net restructuring charge (see note 2 above).      $(98,175)       $(0.44)
     Gain on change in ownership interests in
      joint venture..............................        19,000          0.08
   Year ended December 31, 1994:
     Merger-related provisions for losses on
      loans and other charges....................      (253,700)        (1.17)

(10) CoreStates earnings per common share for the five years ended December 31, 1995, were based on weighted average common shares outstanding as dilution from potentially dilutive common stock equivalents was less than 3% for each period.

(11) For purposes of computing this ratio for CoreStates (parent only), earnings represent income from continuing operations before extraordinary items, income taxes and undistributed income of subsidiaries, plus fixed charges. Fixed charges represent interest expense, one-third (the proportion deemed representative of the interest factor) of rental expense, net of income from subleases, and amortization of debt issuance costs. Because the ratio excludes from earnings the undistributed net income of subsidiaries, the ratio varies with the payments of dividends by such subsidiaries.

(12) For purposes of computing these ratios, earnings represent consolidated income from continuing operations before extraordinary items and income taxes, plus consolidated fixed charges. Fixed charges represent interest (excluding interest on deposits in the first ratio and including interest and deposits in the second ratio), one-third (the proportion deemed representative of the interest factor) of rental expense, net of income from subleases, and amortization of debt issuance costs.

                         DESCRIPTION OF DEBT SECURITIES

  The following description encompasses all the material terms and provisions of the Debt Securities.

  The Debt Securities will constitute either Senior Debt Securities or Subordinated Debt Securities of CoreStates Capital which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest, if any, by CoreStates. The Senior Debt Securities will be issued under an indenture dated as of December 1, 1990 (the "Senior Indenture"), between CoreStates, CoreStates Capital and The Bank of New York, as senior trustee and successor to NationsBank of Georgia, National Association, successor to Wachovia Bank of Georgia, N.A. (formerly the First National Bank of Atlanta, N.A.) (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an indenture between CoreStates, CoreStates Capital and Bank One, Columbus, N.A., dated as of December 1, 1990, as amended by a First Supplemental Indenture dated as of March 1, 1993 and as further amended by a Second Supplemental Indenture dated as of August 1, 1994 (together the "Subordinated Indenture"), between CoreStates, CoreStates Capital, Bank One, Columbus, N.A. and Citibank, N.A., as subordinated trustee (the "Subordinated Trustee"). The Senior Indenture and Subordinated Indenture are collectively referred to herein as the "Indentures". A copy of each of the Indentures has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description of Debt Securities relates to Debt Securities to be issued in connection with either a United States Offering or an International Offering, unless otherwise specified in the Prospectus Supplement relating thereto. At December 31, 1995, approximately $1,036,035,000 principal amount ranked pari passu with, and $625,000,000 principal amount ranked subordinate to the outstanding Senior Debt Securities. At December 31, 1995, approximately $1,036,035,000 principal amount ranked senior to, and $625,000,000 ranked pari passu with the outstanding Subordinated Debt Securities. To the extent that CoreStates Capital issues Senior Debt, there is no intention to issue debt which would rank more senior to such debt. To the extent that CoreStates Capital issues Subordinated Debt, the Senior Debt would rank senior to such debt.

  The Trustee for a particular series of Debt Securities will be identified in the Prospectus Supplement for such series, and all references to "Trustee" shall be deemed to mean the Trustee so identified in such Prospectus Supplement. No Trustee shall be responsible for the acts, obligations, liabilities or responsibilities of any other Trustee. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indentures are referred to, it is intended that such Sections or definitions shall be incorporated herein by reference. The following summaries set forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement, and the extent, if any, to which such general provisions may apply to the Debt Securities so offered, will be described in the Prospectus Supplement relating to such Offered Securities. Unless otherwise indicated, Section references contained herein refer to both the Senior Indenture and the Subordinated Indenture.

  Because CoreStates is a holding company, its rights and the rights of its creditors, including the Holders of the Debt Securities offered hereby, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors except to the extent that CoreStates may itself be a creditor with recognized claims against the subsidiary.

GENERAL

  The Debt Securities to be offered by this Prospectus are limited to the amounts described on the cover of this Prospectus. The Indentures, however, do not limit the aggregate principal amount of Debt Securities which may issued thereunder and provide that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured obligations of the Issuer. Neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities which may be issued by the Issuer or any of its subsidiaries. The Senior Debt Securities and the related Guarantees will rank on a parity with all other unsecured unsubordinated indebtedness of the Issuer while the indebtedness represented by the Subordinated Debt Securities and the related Guarantees will be subordinated as described below under "Certain Terms Relating to Subordinated Debt Securities".

  Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms, where applicable, of the Debt Securities in respect of which this Prospectus is being delivered: (1) the title of the Debt Securities; (2) the limit, if any, on the aggregate principal amount or initial public offering price of the Debt Securities; (3) the priority of payment of such Debt Securities; (4) the price or prices (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (5) the date or dates on which the Debt Securities will mature; (6) the rate or rates (which may be fixed or variable) per annum at which the Debt Securities will bear interest, if any, and the method of determining the same; (7) the date from which such interest, if any, on the Debt Securities will accrue, the date or dates on which such interest, if any, will be payable, the dates on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any; (8) the extent to which any of the Debt Securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global Offered Security, or the manner in which any interest payable on a temporary or permanent global Debt Security will be paid; (9) the dates, if any, on which, and the price or prices at which, the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by the Issuer, and the other detailed terms and provisions of such sinking and/or purchase funds; (10) the date, if any, after which, and the price or prices at which, the Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Issuer or the Holder thereof and the other detailed terms and provisions of such optional redemption; (11) the denomination or denominations in which such Debt Securities are authorized to be issued; (12) whether any of the Debt Securities will be issued in bearer form and, if so, any limitations on issuance of such bearer Debt Securities (including exchange for registered Debt Securities of the same series); (13) information with respect to book-entry procedures;
(14) whether any of the Debt Securities will be issued as Original Issue Discount Securities; (15) each office or agency where, subject to the terms of the applicable Indenture, such Debt Securities may be presented for registration of transfer or exchange; (16) any other terms of the series (which will not be inconsistent with the provisions of the applicable Indenture); (17) the currencies or currency units in which such Debt Securities are issued and in which the principal of, interest on and additional amounts, if any, in respect of such Debt Securities will be payable; (18) whether the amount of payments of principal of or interest on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined; (19) whether the Issuer or a Holder may elect payment of the principal of or interest on such Debt Securities in a currency, currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the coin or currency, currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the coin or currency, currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable; (20) if other than the Trustee, the identity of the Security Registrar and/or Paying Agent and the designation of the initial Exchange Rate Agent;
(21) if applicable, the defeasance of certain obligations by the Issuer pertaining to Debt Securities of the series; (22) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in the related Indenture;

(23) if such Debt Securities are to be issued upon the exercise of warrants, the time, manner and place for the Debt Securities to be authenticated and delivered; (24) whether and under what circumstances the Issuer will pay additional amounts as contemplated by Section 1104 of the related Indenture (the term "interest", as used in this Prospectus, shall include such additional amounts) on such Debt Securities to any Holder who is not a United States person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem such Debt Securities rather than pay such additional amounts (and the terms of any such option); (25) any terms upon which any Subordinated Debt Securities will be convertible into or exchangeable for Common Stock (as defined below) of CoreStates; (26) any other terms of such Debt Securities.

  Neither Indenture limits the aggregate principal amount of Debt Securities that may be issued thereunder or of any particular series of such Debt Securities and both Indentures provide that, in addition to the Debt Securities, additional Debt Securities may be issued thereunder from time to time in one or more series (Section 301). All Debt Securities issued under each Indenture will rank equally and ratably with any additional Debt Securities issued under such Indenture.

  Debt Securities may be issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their face amount. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the Holder of such Original Issue Discount Security upon such acceleration will be determined in accordance with the applicable Prospectus Supplement, the terms of such security and the applicable Indenture, but will be an amount less than the amount payable at the maturity of the principal of such Original Issue Discount Security. Special federal income tax and other considerations relating thereto will be described in the applicable Prospectus Supplement.

  The provisions of the Indentures described below under "Restrictive Covenants" are the only provisions which would provide protection to Holders in the event of a highly leveraged transaction involving the Issuer. There are no other covenants in any of the Issuer's other senior or subordinated indebtedness which would afford holders thereof protection in the event of a change in control of the Issuer.

ACCELERATION OF MATURITY

  If any Event of Default with respect to Debt Securities of the Issuer of any series at the time Outstanding shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare to be due and payable immediately by a notice in writing to CoreStates and CoreStates Capital (and to the Trustee if given by Holders) the principal amount or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series of all Debt Securities of that series. However, at any time after such a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, except, in the case of Senior Debt Securities, the non-payment of acceleration of principal, of that series have been cured or waived as provided in the Indentures (Section 602). Reference is made to the Prospectus Supplement relating to each series of Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

  Unless otherwise indicated in the applicable Prospectus Supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that the Issuer may also issue Debt Securities in bearer form only, or in both registered and bearer form. Debt Securities issued in bearer form shall have interest coupons attached, unless issued as zero coupon securities. Debt Securities in bearer form shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than offices located outside the United States of certain United States financial institutions. As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Debt Securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the Prospectus Supplement relating to the offering of the Debt Securities in bearer form.

  Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Debt Securities but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Presently, the Issuer is not aware of any taxes or other governmental charges that would be payable in connection with any transfer or exchange of a Debt Security. However, such taxes or charges may be imposed in the future.

  Unless otherwise described in the Prospectus Supplement relating thereto, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and transfer of the Debt Securities will be registrable, at the office of Citibank, N.A., as Paying Agent and Security Registrar under the Indenture, in New York, New York, provided that payments of interest may be made at the option of the Issuer by check mailed to the address appearing in the Security Register of the person in whose name such Registered Security is registered at the close of business on the Regular Record Date (Sections 305 and 307).

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on Debt Securities in bearer form will be made payable, subject to any applicable laws and regulations, at such office outside the United States as specified in the Prospectus Supplement and as the Issuer may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest and certain additional amounts on Debt Securities in bearer form will be made only against surrender of the coupon relating to such Interest Payment Date. No payment with respect to any Debt Security in bearer form will be made at any office or agency of the Issuer in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities, will be described in the Prospectus Supplement relating to such series.

RESTRICTIVE COVENANTS

  The Senior Indenture contains a covenant by CoreStates limiting its ability to dispose of the Voting Stock of CoreStates Capital or any Major Constituent Bank. A "Major Constituent Bank" is defined to mean any Banking Subsidiary of CoreStates whose Consolidated Banking Assets constitute 20% or more of CoreStates' Consolidated Banking Assets. Currently, CoreStates Bank and NJNB each qualify as a Major Constituent Bank. Such covenant provides that, subject to certain exceptions, so long as any of the Senior Debt Securities are outstanding, CoreStates: (a) will not, nor will it permit any Subsidiary to, sell, assign, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Major Constituent Banks or CoreStates Capital, nor will CoreStates permit the Major Constituent Banks or CoreStates Capital to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Major Constituent Banks or CoreStates Capital, unless CoreStates will own, directly or indirectly, at least 80% of the issued and outstanding Voting Stock of such Major Constituent Bank or CoreStates Capital, as the case may be, after giving effect to such transaction; or (b) will not permit CoreStates Capital or a Major Constituent Bank to either (i) merge or consolidate with or into any corporation (other than CoreStates), unless at least 80% of the surviving corporation's Voting Stock is, or upon consummation of the merger or consolidation will be, owned, directly or indirectly, by CoreStates and the Consolidated Banking Assets of CoreStates are at least equal to what they were prior to such transaction or (ii) lease, sell or transfer all or substantially all of its properties or assets to any corporation or other person (other than CoreStates), unless 80% of the Voting Stock of such corporation or other person is owned, or will be owned upon such lease, sale or transfer, directly or indirectly, by CoreStates (Section 1107).

MODIFICATION AND WAIVER

  Each Indenture provides that modifications and amendments may be made by the Issuer and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or the premium (if any) or interest (if any) on, or additional amounts, if any, in respect of, any Debt Security, (c) change the place or currency of payment of principal of, or premium (if any) or interest (if any) on, any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (e) reduce the above-stated percentage of Outstanding Debt Securities of any series the consent of the Holders of which is required to modify or amend the related Indenture, (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series the consent of the Holders of which is required for waiver of compliance with certain provisions of the related Indenture or for waiver of certain defaults, (g) modify (with certain exceptions) any provision of the Indentures relating to modification and amendment of such Indenture or waiver of compliance with conditions and defaults thereunder, (h) modify or affect in any manner adverse to a Holder the terms and conditions of the Guarantees, (i) with respect to the Subordinated Indenture, alter in any respect the provisions regarding subordination of the Debt Securities issued thereunder, or (j) reduce the principal amount of Original Issue Discount Securities which could be declared due and payable upon acceleration of maturity thereof (Section 1002).

  The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by CoreStates Capital or CoreStates, as the case may be, with certain restrictive provisions of the Indentures (Section 1110). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of that series or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected (Section 613).

  Modification and amendment of either of the Indentures may be made by the Issuer and the Trustee without the consent of any Holder for any of the following purposes: (i) to evidence the succession of another corporation to the Issuer; (ii) to add to the covenants of the Issuer for the benefit of the Holders of all or any series of Debt Securities; (iii) to add Events of Default; (iv) to add or change any provisions of either of the Indentures to facilitate the issuance of Bearer Securities; (v) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities; (vi) to establish the form or terms of Debt Securities of any series and any related coupons; (vii) to provide for the acceptance of appointment by a successor Trustee; (viii) to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of Holders of Debt Securities of any series or any related coupons in any material respect; (ix) to modify, eliminate or add to the provisions of either of the Indentures to such extent as is necessary to effect qualification under the Trust Indenture Act of 1939, as amended, or (x) to effect the assumption by CoreStates of the obligations under either of such Indentures (Section 1001).

  Consents of Holders for modifications and amendments to the Indenture must be solicited by the Company, and waivers by Holders of compliance with provisions under the Indenture must be obtained in accordance with, the terms of the applicable Indenture (Section 104). Any such modifications, amendments or waivers will be binding upon all future Holders of Debt Securities. To the extent that consents are properly obtained and all requirements for any changes, amendments or waivers are otherwise satisfied, there are no provisions in either Indenture which allow remedies to Holders who do not consent to changes or amendments to, or waivers of past defaults under, the applicable Indenture.

OUTSTANDING DEBT SECURITIES

  In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under each Indenture, (i) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security as of the date of such determination, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the settlement date therefor, of the principal amount of such Debt Security (Section 101).

ADDITIONAL PROVISIONS

  The Indentures provide that the Senior Trustee or the Subordinated Trustee, as the case may be, will be under no obligation, subject to the duty of such Trustee during a default thereunder to act with the required standard of care, to exercise any of its rights or powers under the related Indenture at the request or direction of any of the Holders, unless such Holders shall have offered such Trustee reasonable indemnity (Section 701). Subject to such provisions for indemnification of the related Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the related Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series (Section 612).

  No holder of any Debt Security of any series will have the right to institute any proceeding with respect to the Indenture under which such Holder's Debt Securities were issued for any remedy thereunder, unless: (a) such Holder shall have previously given to the related Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series; (b) the Holders of no less than 25% in principal amount of the Outstanding Senior Debt Securities or Subordinated Debt Securities, as the case may be, of that series shall have made written request, and offered reasonable indemnity, to the related Trustee to institute such proceeding as Trustee; (c) the related Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Senior Debt Securities or Subordinated Debt Securities, as the case may be, of that series a direction inconsistent with such request and (d) the related Trustee shall have failed to institute such proceeding within 60 days after its receipt of such notice, request and offer of indemnity (Section 607). However, the Holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of (and premium, if any) and interest, if any, on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment (Section 608).

  The Issuer is required to furnish to the applicable Trustee annually a statement as to performance or fulfillment of certain of its obligations under the applicable Indenture and as to any default in such performance or fulfillment (Sections 1105 and 1106).

  The Issuer may consolidate with, merge into, or transfer substantially all of its properties to, any other corporation provided that the successor corporation assumes all obligations of the Issuer under the Debt Securities and the Guarantees, as the case may be, and provided that certain other conditions are met (Sections 901, 902, 903 and 904). In addition, CoreStates may, by supplemental indenture, assume all of the obligations of CoreStates Capital under either Indenture to pay principal of (and premium, if any) and interest on and additional amounts in respect of Debt Securities issued thereunder and to perform every covenant of such Indenture on the part of CoreStates Capital to be performed (Section 905).

REGARDING THE TRUSTEES

  CoreStates Bank maintains deposit accounts and conducts other banking transactions with both the Senior and Subordinated Trustees. In addition, the Senior Trustee has made available to CoreStates a line of credit for borrowings up to $50 million.

               CERTAIN TERMS RELATING TO SENIOR DEBT SECURITIES

  The following description encompasses all the material terms and provisions of the Senior Debt Securities.

  The Senior Debt Securities will be direct, unsecured obligations of CoreStates Capital and will rank pari passu with all outstanding and future senior indebtedness of CoreStates Capital.

EVENTS OF DEFAULT

  The following will be Events of Default under the Senior Indenture with respect to Debt Securities of any series issued thereunder: (a) failure to pay principal of or premium, if any, on any Senior Debt Security of that series when due; (b) failure to pay any interest, if any, or any additional amounts, if any, on any Senior Debt Security of that series when due, and continuance of such default for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) failure to perform any other covenant of CoreStates Capital or CoreStates in such Indenture and the related Guarantees, (other than a covenant included in the Indenture solely for the benefit of a series of Senior Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) acceleration of indebtedness in principal amount in excess of $5,000,000 for money borrowed by CoreStates Capital, CoreStates or any Major Constituent Bank under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not annulled, or such indebtedness is not discharged, within 30 days after written notice as provide in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization of CoreStates Capital, CoreStates, CoreStates Bank or any Major Constituent Bank; and (g) any other Event of Default provided with respect to Senior Debt Securities of that series (Senior Indenture, Section 601).

            CERTAIN TERMS RELATING TO SUBORDINATED DEBT SECURITIES

  The following description encompasses all the material terms and provisions of the Subordinated Debt Securities.

  The Subordinated Debt Securities will be direct, unsecured obligations of CoreStates Capital and will rank in priority of payment with outstanding and future indebtedness of CoreStates Capital as set forth below.

SUBORDINATION

  During the continuance beyond any applicable grace period of any default with respect to Senior CoreStates Capital Indebtedness, no payment of principal of and interest on the Subordinated Debt Securities shall be made by CoreStates Capital until payment in full of all principal of and premium and interest on such Senior CoreStates Capital Indebtedness. In addition, upon any distribution of assets of CoreStates Capital, upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the Subordinated Debt Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of principal, premium and interest on all Senior CoreStates Capital Indebtedness. By reason of such subordination, in the event of the dissolution of CoreStates Capital, holders of Senior CoreStates Capital Indebtedness may receive more, ratably, and holders of the Subordinated Debt Securities may receive less, ratably, then the other creditors of CoreStates Capital. Such subordination will not prevent the occurrence of any Event of Default under the Subordinated Indenture (Subordinated Indenture, Article Sixteen).

  For purposes of the preceding paragraph, the term "Senior CoreStates Capital Indebtedness" means any indebtedness or other obligation of CoreStates Capital, whether outstanding at the date of execution of the First Supplemental Indenture or thereafter incurred, except indebtedness or obligations expressly subordinated in right of payment to the Subordinated Debt Securities or ranking on a parity with the Subordinated Debt Securities (Subordinated Indenture, Section 101). As of December 31, 1995, CoreStates Capital had approximately $1,036,035,000 of principal amount of Senior CoreStates Capital Indebtedness outstanding, excluding trade payables, guarantees and other contingent obligations of CoreStates Capital. Prior to the execution of the First Supplemental Indenture, CoreStates Capital issued indebtedness subordinated to a more narrowly defined category of senior indebtedness. As of December 31, 1995, $625,000,000 of such indebtedness was outstanding, subordinated to approximately $1,036,035,000 of senior indebtedness.

EVENT OF DEFAULT

  An Event of Default will be defined under the Subordinated Indenture with respect to Subordinated Debt Securities of any series issued thereunder as certain events in bankruptcy, insolvency or reorganization of CoreStates Capital, CoreStates or any Major Constituent Bank.

  The Subordinated Indenture does not provide for any right of acceleration of the payment of the principal of a series of Subordinated Debt Securities upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the Subordinated Debt Securities of a particular series or in the Subordinated Indenture. In the event of a default in the payment of interest or principal, the Holder of a Subordinated Debt Security (or the Subordinated Trustee on behalf of the Holders of all of the series of Subordinated Debt Securities so affected) may, subject to certain limitations and conditions, seek to enforce payment of such interest or principal.

CONVERSION

  The holders of Subordinated Debt Securities of a specified series that are convertible into Common Stock of CoreStates ("Subordinated Convertible Debt Securities") will be entitled at certain times specified in the Prospectus Supplement relating to such Subordinated Convertible Debt Securities, subject to prior redemption, exchange, repayment or repurchase, to convert any Subordinated Convertible Debt Securities of such series into Common Stock, at the conversion price set forth in such Prospectus Supplement, subject to adjustment and to such other terms as are set forth in such Prospectus Supplement.

EXCHANGEABILITY

  The holders of Subordinated Debt Securities of any series may be obligated at any time or at maturity to exchange them for Common Stock of CoreStates. The terms of any such exchange will be described in the Prospectus Supplement relating to such series of Subordinated Debt Securities. The Common Stock of CoreStates is described below under "Description of Common Stock."

                                   GUARANTEES

  The Senior Debt Securities will be unconditionally guaranteed (the "Senior Guarantees") by CoreStates as to payment of principal, premium, if any, and interest when and as the same shall become due and payable, whether at maturity or upon redemption, repayment or otherwise. The Senior Guarantees will rank pari passu with all other unsecured and unsubordinated obligations of CoreStates.

  The Subordinated Debt Securities will be unconditionally guaranteed (the "Subordinated Guarantees" and, together with the Senior Guarantees, the "Guarantees") by CoreStates, on a subordinated basis, as to payment of principal, premium, if any, and interest when and as the same shall become due and payable, whether at maturity or upon redemption, repayment or otherwise. The Subordinated Guarantees will be unsecured and will be subordinated to all outstanding and future Senior CoreStates Indebtedness to the same extent that Subordinated Debt Securities issued by CoreStates Capital are subordinated to all outstanding and future Senior CoreStates Capital Indebtedness.

  For purposes of the preceding paragraph, the term "Senior CoreStates Indebtedness" will be defined to mean any indebtedness or other obligation of CoreStates, whether outstanding at the date of execution of the First Supplemental Indenture or thereafter incurred, except indebtedness or obligations expressly subordinated in right of payment to the Subordinated Guarantees or ranking on a parity with the Subordinated Guarantees (Subordinated Indenture, Section 101). As of December 31, 1995, CoreStates had approximately $1,036,035,000 principal amount of Senior CoreStates Indebtedness outstanding, excluding trade payables, guarantees and other contingent obligations of CoreStates.

  The obligations of CoreStates under the Guarantees will be unconditional regardless of the enforceability of the applicable Debt Securities or the related Indenture and will not be discharged until all obligations contained in such Debt Securities and the related Indenture are satisfied. Holders of the Debt Securities may proceed directly against CoreStates in the event of a default under the applicable Debt Securities without first proceeding against CoreStates Capital.

                         DESCRIPTION OF PREFERRED STOCK

  The following description encompasses all the material terms and provisions of the Preferred Stock. Certain other terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designation relating to each series of the Preferred Stock.

GENERAL

  Under CoreStates' Articles of Incorporation, as amended (the "Articles"), the Board of Directors of CoreStates is authorized without further stockholder action to provide for the issuance of up to 10,000,000 shares of Preferred Stock in one or more series, with such voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights, as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors. CoreStates does not currently have outstanding any shares of preferred Stock.

  As described under "Description of Depositary Shares," CoreStates may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts") each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Securities Depositary (as defined below).

  The Preferred Stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity in all respects with each other series of the Preferred Stock.

  The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of the Preferred Stock will be First Chicago Trust Company of New York, New York, New York.

  The following statements are brief summaries of certain provisions that will be contained in the Certificate of Designation authorizing the issuance of a series of Preferred Stock. These statements do not purport to be complete and are qualified in their entirety by reference to such Certificate of Designation, the form of which will be filed with the Commission at or prior to the time of sale of such series of Preferred Stock, and to the Articles. The resolutions set forth in the Certificate of Designation will be adopted by the Board of Directors or a duly authorized committee thereof prior to the issuance of a series of Preferred Stock and such Certificate of Designation will be filed with the Secretary of State of the Commonwealth of Pennsylvania as soon thereafter as reasonably practicable.

DIVIDENDS

  Holders of the Preferred Stock of each series will be entitled to receive, when and as declared by the Board of Directors of CoreStates, out of assets of CoreStates legally available for payment, cash dividends at such rates and on such dates as set forth in the Prospectus Supplement relating to such series of the Preferred Stock. Dividends may or may not be cumulative as set forth in the Prospectus Supplement. Each dividend will be payable to holders of record as they appear on the stock register of CoreStates on the record dates fixed by the Board of Directors of CoreStates.

  If there shall be outstanding shares of any other series of preferred stock ranking junior to or on a parity with any series of the Preferred Stock as to dividends, no dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative (if applicable) dividends have been paid or declared and a sum sufficient for the payment thereof set apart for such payment on such series of the Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividends. If dividends on any series of the Preferred Stock and on any other series of preferred stock ranking on a parity as to dividends with such series of the Preferred Stock are not paid in full, in making any dividend payment on account of such arrears, CoreStates shall make payments ratably upon all outstanding shares of such series of the Preferred Stock and shares of such other series of preferred stock in proportion to the respective amounts of dividends, including accumulations, in arrears on such series of the Preferred Stock and on such other series of preferred stock to the date of such dividend payment. Holders of shares of any series of the Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative (if applicable) dividends on such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

  Unless full cumulative (if applicable) dividends on all outstanding shares of any series of the Preferred Stock to the last preceding quarterly dividend period shall have been paid or declared and set aside for payment, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to such series of the Preferred Stock as to dividends and upon liquidation) shall be declared upon the Common Stock or upon any other stock ranking junior to such series of Preferred Stock as to dividends and upon liquidation, nor shall any Common Stock or any other stock of CoreStates ranking junior to or on a parity with such series of the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by CoreStates (except by conversion into or exchange for the stock of CoreStates ranking junior to such series of the Preferred Stock as to dividends and upon liquidation).

CONVERSION

  The Prospectus Supplement for any series of the Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock.

  For any series of Preferred Stock which is convertible, CoreStates shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Preferred Stock or Common Stock or shares held in its treasury or both, for the purpose of effecting the conversion of the shares of such series of Preferred Stock, the full number of shares of Preferred Stock or Common Stock then deliverable upon the conversion of all outstanding shares of such series.

  No fractional shares of scrip representing fractional shares of Preferred Stock or Common Stock will be issued upon the conversion of shares of any series of convertible Preferred Stock. Each holder to whom fractional shares would otherwise be issued will instead be entitled to receive, at CoreStates' election, either (a) a cash payment equal to the current market price of such holder's fractional interest or (b) a cash payment equal to such holder's proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale promptly by an agent, on behalf of such holders, of shares of Preferred Stock or Common Stock representing the aggregate of such fractional shares.

  The holders of any series of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date notwithstanding the conversion thereof or CoreStates' default in payment of the dividend due. Except as provided above, CoreStates will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Preferred Stock or Common Stock issued upon conversion.

LIQUIDATION RIGHTS

  In the event of any voluntary or involuntary dissolution, liquidation or winding-up of CoreStates, the holders of each series of the Preferred Stock will be entitled to receive out of the assets of CoreStates available for distribution to its stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, a liquidating distribution in an amount per share as set forth in the Prospectus Supplement relating to such series of the Preferred Stock plus accrued and unpaid dividends. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such series of the Preferred Stock will have no right or claim to any of the remaining assets of CoreStates. If, upon any voluntary or involuntary dissolution, liquidation or winding-up of CoreStates, the amounts payable with respect to the Preferred Stock of any series and any other shares of stock of CoreStates ranking as to any such distribution on a parity with the Preferred Stock of such series are not paid in full, the holders of the Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets in proportion to the respective amounts which would be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Neither the sale of all or substantially all of the property or business of CoreStates, nor the merger or consolidation of CoreStates into or with any other corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of CoreStates.

REDEMPTION

  Any series of the Preferred Stock may be redeemable, in whole or in part, at the option of CoreStates, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon the terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series.

  In the event that full cumulative (if applicable) dividends on any series of the Preferred Stock have not been paid or declared and set apart for payment, such series of the Preferred Stock may not be redeemed in whole or in part and CoreStates may not purchase or acquire any shares of such series otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of such series of the Preferred Stock.

VOTING RIGHTS

  The Preferred Stock of a series shall have no voting rights except as shall be provided in the Prospectus Supplement relating thereto. As more fully described under "Description of Depositary Shares", if CoreStates elects to provide for the issuance of Depositary Shares representing fractional interests in a share of such series of the Preferred Stock, the holders of each such Depositary Share will, in effect, be entitled through the Securities Depositary to such fraction of a vote rather than a full vote.

                        DESCRIPTION OF DEPOSITARY SHARES

  The following description encompasses all the material terms and provisions of the Depositary Shares. The description in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to each series of the Preferred Stock which will be filed with the Commission at or prior to the time of the sale of such series of the Preferred Stock.

GENERAL

  CoreStates may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, CoreStates will provide for the issuance by a Securities Depositary to the public of Depositary Receipts evidencing Depositary Shares, each of which will represent a fractional interest (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock) in a share of a particular series of the Preferred Stock as described below.

  The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between CoreStates and a bank or trust company selected by CoreStates having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Securities Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Securities Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

  Pending the preparation of definitive engraved Depositary Receipts, the Securities Depositary may, upon the written order of CoreStates, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at CoreStates' expense.

  Upon surrender of the Depositary Receipts at the principal office of the Securities Depositary (unless the related Depositary Shares have previously been called for redemption), the owner of the Depositary Shares evidenced thereby will be entitled to delivery at such office, to or upon his order, of the number of whole shares of Preferred Stock and any money or other property represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Securities Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of shares of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Securities Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Securities Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Securities Depositary for distribution to record holders of Depositary Shares.

  In the event of a distribution other than in cash, the Securities Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Securities Depositary determines that it is not feasible to make such distribution, in which case the Securities Depositary may, with the approval of CoreStates, sell such property and distribute the net proceeds from such sale to such holders.

  The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by CoreStates to holders of the Preferred Stock shall be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

  If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Securities Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Securities Depositary. The Securities Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Securities Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever CoreStates redeems shares of Preferred Stock held by the Securities Depositary, the Securities Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Securities Depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or the property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Securities Depositary of the Depositary Receipts evidencing such Depositary Shares.

CONVERSION

  With respect to a series of the Preferred Stock underlying the Depositary Shares that is convertible into other Preferred Stock or Common Stock (as the case may be, in accordance with the terms of such series of

Preferred Stock), a holder of Depositary Receipts may participate in the conversion in the manner specified in the pertinent Certificate of Designation for holders of the underlying Preferred Stock. If the Depositary Shares represented by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Depositary Receipts will be issued by the Securities Depositary for the Depositary Shares not to be converted. No fractional shares of other Preferred Stock or Common Stock will be issued upon such conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by CoreStates equal to the value of the fractional interest as set forth in the Prospectus Supplement.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Securities Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Securities Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Securities Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and CoreStates will agree to take all action which may be deemed necessary by the Depositary in order to enable the Securities Depositary to do so. The Securities Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specified instructions from the holders of Depositary Shares relating to such Preferred Stock.

TAXATION

  Owners of Depositary Shares will be treated for federal income tax purposes as if they were owners of the Preferred Stock represented by such Depositary Shares and, accordingly, will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of such Preferred Stock. In addition, (i) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of Preferred Stock in exchange for Depositary Shares as provided in the Deposit Agreement, (ii) the tax basis of each share of Preferred Stock to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor and (iii) the holding period of shares of the Preferred Stock in the hands of an exchanging owner of Depositary Shares who held such Depositary Shares as a capital asset at the time of the exchange thereof for Preferred Stock will include the period during which such person owned such Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between CoreStates and the Securities Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by CoreStates or the Securities Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or, if applicable, converted into other Preferred Stock or Common Stock or (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding-up of CoreStates and such distribution has been distributed to the holders of the related Depositary Shares.

CHANGES OF SECURITIES DEPOSITARY

  CoreStates will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary agreements. CoreStates will pay charges of the Securities Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of

Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

  The Securities Depositary will forward to the holders of Depositary Shares all reports and communications from CoreStates which are delivered to the Securities Depositary and which CoreStates is required to furnish to the holders of the Preferred Stock.

  Neither the Securities Depositary nor CoreStates will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of CoreStates and the Securities Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF SECURITIES DEPOSITARY

  The Securities Depositary may resign at any time by delivering to CoreStates notice of its election to do so, and CoreStates may at any time remove the Securities Depositary, any such resignation or removal to take effect upon the appointment of a successor Securities Depositary and its acceptance of such appointment. Such successor Securities Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

  The following description encompasses all the material terms and provisions of CoreStates Common Stock. These and certain other terms of the Common Stock will be described more fully in a Prospectus Supplement at the time such Common Stock is issued.

GENERAL

  Under CoreStates' Articles of Incorporation, as amended (the "Articles"), the Board of Directors of CoreStates is authorized to issue up to 350,000,000 shares of Common Stock, par value $1.00 per share. As of December 31, 1995, 138,050,962 shares of Common Stock were outstanding.

  The transfer agent, registrar, and dividend disbursing agent for shares of Common Stock is First Chicago Trust Company of New York, New York.

  Dividend Rights. The holders of CoreStates Common Stock are entitled to share ratably in dividends out of funds legally available therefor, when and as declared by CoreStates' Board of Directors, after full cumulative dividends on all shares of Preferred Stock, and any other class or series of preferred stock ranking superior as to dividends to CoreStates Common Stock, have been paid or declared and funds sufficient for the payment thereof set apart. (See "Description of Preferred Stock--Dividends").

  Voting Rights. Each holder of CoreStates Common Stock has one vote on matters presented for consideration by the shareholders for each share held. There are no cumulative voting rights in the election of directors. All issued and outstanding shares of CoreStates Common Stock are fully paid and non-assessable. In certain circumstances, issued and outstanding Preferred Stock or any other class or series of preferred stock issued by CoreStates may affect voting rights of CoreStates Common Stock. At the date hereof, there are no shares of Preferred Stock or any other class or series of preferred stock issued by CoreStates outstanding.

  Size and Classification of Board of Directors. CoreStates' Articles of Incorporation provide for a classified Board of Directors, consisting of three substantially equal classes of directors, each serving for a three-year term, with the term of each class of directors ending in successive years. The Board of Directors currently consists of 17 members. Classification of the Board of Directors may have the effect of decreasing the number of directors that could otherwise be elected at a given annual meeting by anyone who obtains a controlling interest in CoreStates Common Stock and thereby could impede a change in control of CoreStates.

  Preemptive Rights. The holders of CoreStates Common Stock have no preemptive rights to acquire any new or additional unissued shares or treasury shares of CoreStates capital stock.

  Liquidation Rights. In the event of a liquidation, dissolution or winding up of CoreStates, whether voluntary or involuntary, the holders of CoreStates Common Stock will be entitled to share ratably in any of CoreStates' assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding preferred stock.

  Assessment and Redemption. CoreStates Common Stock will be, when issued, fully paid and nonassessable. CoreStates Common Stock does not have any redemption provisions.

                       DESCRIPTION OF SECURITIES WARRANTS

  The following description encompasses all the material terms and provisions of the Securities Warrants.

  CoreStates Capital may issue Securities Warrants for the purchase of Debt Securities. Securities Warrants may be issued independently or together with Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities.

  The Securities Warrants are to be issued under Warrant Agreements to be entered into between CoreStates Capital and a bank or trust company, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of CoreStates Capital in connection with the Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of Warrants. Copies of the forms of Warrant Agreements, including the forms of Warrant Certificates representing the Securities Warrants, will be filed as exhibits to the Registration Statement to which this Prospectus pertains. The following summaries of certain provisions of the forms of Warrant Agreement and Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreements and the Warrant Certificates.

GENERAL

  If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of the Securities Warrants, including the following: (1) the offering price; (2) the designation, aggregate principal amount, priority of payment and terms of the Debt Securities purchasable upon exercise of the Securities Warrants; (3) if applicable, the designation and terms of the Debt Securities with which the Securities Warrants are issued and the number of Securities Warrants issued with each such Debt Security; (4) if applicable, the date on and after which the Securities Warrants and the related Debt Securities will be separately transferable; (5) the principal amount of Debt Securities purchasable upon exercise of one Securities Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (6) the date on which the right to exercise the Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (7) a discussion of certain federal income tax consequences of holding or exercising Securities Warrants; (8) whether the Securities Warrants represented by the Warrant Certificates will be issued in registered or bearer form and, if registered, where they may be registered and transferred; and (9) any other terms of the Securities Warrants (which shall not be inconsistent with the provisions of the applicable Warrant Agreement).

  Warrant Certificates may be exchanged for new Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Securities Warrants, holders of Securities Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise.

EXERCISE OF SECURITIES WARRANTS

  Each Securities Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or calculated from, the Prospectus Supplement relating to the Securities Warrants. Securities Warrants may be exercised at any time up to 5:00 P.M. Philadelphia time on the Expiration Date set forth in the Prospectus Supplement relating to such Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Issuer), unexercised Securities Warrants will become void.

  Securities Warrants may be exercised by delivery of payment to the Warrant Agent as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant Certificate. Securities Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt, within five business days, of the Warrant Certificate evidencing such Warrants. Upon receipt of such payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, CoreStates Capital will, as soon as practicable, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant Certificates are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

  The Issuer may sell Offered Securities to or through underwriters, dealers and also may sell Offered Securities directly to other purchasers or through agents or dealers which may be affiliates.

  The distribution of Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Offered Securities. Certain restrictions relating to distribution of Offered Securities in connection with an International Offering will be set forth in the applicable Prospectus Supplement.

  In connection with the sale of Offered Securities, underwriters or agents acting on the Issuer's behalf may receive compensation from the Issuer or from purchasers of Offered Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers and agents that participate in the distribution of Offered Securities may be deemed to be underwriters under the Act and any discounts or commissions received by them and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Act. Any such underwriter will be identified and any such compensation will be described in the applicable Prospectus Supplement.

  Under agreements which may be entered into by the Issuer, underwriters, dealers and agents who participate in the distribution of Offered Securities may be entitled to indemnification by the Issuer against certain liabilities, including liabilities under the Act.

  If so indicated in the applicable Prospectus Supplement, the Issuer will authorize underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase Debt Securities, Preferred Stock, Depository Shares or Securities Warrants from the Issuer pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates stated in the applicable Prospectus Supplement. Each such contract will be for an amount not less than, and the aggregate amount of such securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Issuer. The obligations of any purchaser under any such contract will not be subject to any condition except that (1) the purchase of the Debt Securities, Preferred Stock, Depository Shares or Securities Warrants shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (2) if the Debt Securities, Preferred Stock, Depository Shares or Securities Warrants are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such Debt Securities, Preferred Stock, Depository Shares or Securities Warrants not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

  Certain of the underwriters, dealers or agents may be customers of, including borrowers from, engage in transactions with, and perform services for, the Issuer or one or more of its affiliates in the ordinary course of business.

  Except as otherwise indicated in the applicable Prospectus Supplement and except for Offered Securities consisting of Common Stock that is listed on a securities exchange, no secondary market presently exists for the Offered Securities. Underwriters, dealers or agents may make a market in the Offered Securities, but are under no obligation to do so. Therefore, no assurance can be given that a secondary market for the Offered Securities will develop.

                                 LEGAL OPINIONS

  The validity of the Offered Securities will be passed upon for CoreStates by David T. Walker, Esq., Counsel of CoreStates and CoreStates Capital. At April 3, 1996, Mr. Walker was the beneficial owner of 5,355 shares of Common Stock and of options covering an additional 17,000 shares of such Common Stock. Unless otherwise indicated in the Prospectus Supplement relating thereto, certain legal matters with respect to the Offered Securities will be passed upon for the underwriters, dealers or agents by Brown & Wood, who will rely upon the opinion of Mr. Walker as to matters of Pennsylvania law.

                                    EXPERTS

  The consolidated financial statements of CoreStates Financial Corp at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 incorporated by reference in CoreStates Financial Corp's Annual Report (Form 10-K) for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. As to 1993, Ernst & Young LLP's report is based in part on the reports of KPMG Peat Marwick LLP and Coopers & Lybrand L.L.P., independent auditors. The report of KPMG Peat Marwick LLP covering the December 31, 1993 financial statements of Constellation Bancorporation and subsidiaries refers to a restatement of the 1993 financial statements to remove certain merger-related charges and to a change in accounting for certain investments in debt and equity securities in 1993. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP, KPMG Peat Marwick LLP, and Coopers & Lybrand L.L.P. given upon the authority of such firms as experts in accounting and auditing.

  The consolidated financial statements of Meridian Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995, have been included in CoreStates Financial Corp's Form 8-K dated April 3, 1996, which has been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements contains an explanatory paragraph which discusses that Meridian adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 112, Employers' Accounting for Postemployment Benefits, in 1994, and No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, and No. 109, Accounting for Income Taxes, in 1993.

  The consolidated financial statements of United Counties Bancorporation and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements refers to a change in accounting for certain investments in debt and equity securities in 1994 and income taxes in 1993.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IN CON-NECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE PRICING SUPPLEMENT) AND THE PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR THE AGENT. THIS PROSPECTUS SUPPLEMENT (INCLUDING THE PRICING SUPPLEMENT) AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OF-FER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEI-THER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT (INCLUDING THE PRICING SUPPLE-
MENT) AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUM-STANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE PRICING SUPPLEMENT) OR THE PROSPECTUS OR IN THE AFFAIRS OF THE ISSUER OR THE GUARANTOR SINCE THE DATE HEREOF.

                                 ------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                             PROSPECTUS SUPPLEMENT
Description of Retail Medium Term NoteSM securities ......................  S-3
Plan of Distribution of Retail Medium Term Note SM securities............. S-10
                                   PROSPECTUS
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
CoreStates Financial Corp.................................................    3
CoreStates Capital Corp...................................................    4
Certain Legal and Regulatory Considerations...............................    4
Use of Proceeds...........................................................    6
CoreStates Financial Corp Selected Consolidated Historical Financial
 Information..............................................................    7
Description of Debt Securities............................................   11
Certain Terms Relating to Senior Debt Securities..........................   17
Certain Terms Relating to Subordinated Debt Securities....................   18
Guarantees................................................................   19
Description of Preferred Stock............................................   19
Description of Depositary Shares..........................................   22
Description of Common Stock...............................................   25
Description of Securities Warrants........................................   26
Plan of Distribution......................................................   27
Legal Opinions............................................................   28
Experts...................................................................   28

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  $400,000,000

                        [CORESTATES LOGO APPEARS HERE]

                            CORESTATES CAPITAL CORP

                      RETAIL MEDIUM TERM NOTESM SECURITIES
                              SENIOR/SUBORDINATED
                               MEDIUM-TERM NOTES
                            DUE NINE MONTHS OR MORE
                               FROM DATE OF ISSUE

                           UNCONDITIONALLY GUARANTEED
                          AS TO PAYMENT OF PRINCIPAL,
                        PREMIUM, IF ANY, AND INTEREST BY

                           CORESTATES FINANCIAL CORP

                                   --------

                             PROSPECTUS SUPPLEMENT

                                 APRIL 4, 1996

                                   --------

                               SMITH BARNEY INC.

                      SMService mark of Smith Barney Inc.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 NO DEALER, SALESMAN, OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IN CON-NECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHO-RIZED BY THE ISSUER OR THE AGENTS. THIS PROSPECTUS SUPPLEMENT (INCLUDING THE PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUP-PLEMENT (INCLUDING THE PRICING SUPPLEMENT) AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE PRICING SUPPLEMENT) OR THE ACCOMPANYING PROSPECTUS OR IN THE AFFAIRS OF THE ISSUER OR THE GUARANTOR SINCE THE DATE HEREOF.

                              ------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                             Prospectus Supplement
Recent Developments.......................................................  S-2
Description of Notes......................................................  S-3
Plan of Distribution...................................................... S-15
                                  Prospectus
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
CoreStates Financial Corp.................................................    3
CoreStates Capital Corp...................................................    4
Certain Legal and Regulatory Considerations...............................    4
Use of Proceeds...........................................................    6
CoreStates Financial Corp Selected Historical Consolidated Financial
 Information..............................................................    7
Description of Debt Securities............................................   11
Certain Terms Relating to Senior Debt Securities..........................   17
Certain Terms Relating to Subordinated Debt Securities....................   18
Guarantees................................................................   19
Description of Preferred Stock............................................   19
Description of Depositary Shares..........................................   22
Description of Common Stock...............................................   25
Description of Securities Warrants........................................   26
Plan of Distribution......................................................   27
Legal Opinions............................................................   28
Experts...................................................................   28

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                $1,750,000,000

                      [LOGO OF CORESTATES APPEARS HERE]

                            CORESTATES CAPITAL CORP

                              SENIOR/SUBORDINATED
                               MEDIUM-TERM NOTES
                            DUE NINE MONTHS OR MORE
                              FROM DATE OF ISSUE

                          UNCONDITIONALLY GUARANTEED
                          AS TO PAYMENT OF PRINCIPAL,
                       PREMIUM, IF ANY, AND INTEREST BY

                                 CORESTATES
                                FINANCIAL CORP

                        -------------------------------

                             PROSPECTUS SUPPLEMENT
                              Dated April 4, 1996

                        -------------------------------

                                LEHMAN BROTHERS
                           BEAR, STEARNS & CO. INC.
                             CHASE SECURITIES INC.
                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION
                              MERRILL LYNCH & CO.
                               J.P. MORGAN & CO.
                             SALOMON BROTHERS INC
                               SMITH BARNEY INC.
                              UBS SECURITIES LLC
                             CORESTATES BANK, N.A.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is an estimate of the expenses which will be incurred in connection with the issuance and distribution of the securities, being registered:

      Registration Fee.............................................. $565,172.42
      Printing and Engraving........................................   30,000.00
      Rating Agency Fees............................................  275,000.00
      Accounting Fees...............................................   75,000.00
      Blue Sky and Legal Investment Fees and Expenses...............   20,000.00
      Miscellaneous.................................................   14,827.58
                                                                     -----------
          Total..................................................... $980,000.00
                                                                     ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 1741 et seq. of the Pennsylvania Business Corporation Law provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action is in, or not opposed to, the best interest of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duties. However,
Section 1746 provides that the other sections of the law are not exclusive and that further indemnification may be provided by by-law, agreement or otherwise except where the act or failure to act giving rise to a claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The corporation is required to indemnify directors and officers against expenses they may incur in defending action against them in such capacities if they are successful on the merits or otherwise in the defense of such action.

  The by-laws of CoreStates Financial Corp provide for the mandatory indemnification of directors and officers to the full extent permitted by law. CoreStates has purchased director's and officers' liability insurance covering certain liabilities which may be incurred by its officers and directors in connection with the performance of their duties.

  See Item 17 herein for the undertaking with respect to indemnification.

ITEM 16. LIST OF EXHIBITS

  The following exhibits are filed herewith as part of this Registration
Statement:

  1(a)(5)  Form of Underwriting Agreement.
  1(b)     Form of Distribution Agreement.
  1(c)     Form of Distribution Agreement for Retail Medium Term Note SM securities.
  2(a) (1) Agreement and Plan of Merger dated as of October 10, 1995 by and between Meridian
           Bancorp, Inc. and CoreStates Financial Corp.
  3(a) (2) Articles of Incorporation of CoreStates Financial Corp as amended through May 3,
           1993
  3(b) (2) By-laws of CoreStates Financial Corp as amended through April 20, 1993
  4(a) (3) Trust Indenture dated as of December 1, 1990 among CoreStates, CoreStates Capital and The Bank of New York, as successor to NationsBank of Georgia, National
           Association, as successor to Wachovia Bank of Georgia, N.A. (formerly the First
           National Bank of Atlanta, N.A.)

 4(b) (3)  Trust Indenture dated as of December 1, 1990 among CoreStates, CoreStates Capital and Bank One, Columbus, N.A.
 4(c) (4)  First Supplemental Indenture dated as of March 1, 1993, among CoreStates,
           CoreStates Capital, and Bank One, Columbus, N.A.
 4(d) (5)  Form of Medium-Term Note (Senior Fixed Rate)
 4(e) (5)  Form of Medium-Term Note (Senior Floating Rate)
 4(f) (5)  Form of Medium-Term Note (Subordinated Fixed Rate)
 4(g) (5)  Form of Medium-Term Note (Subordinated Floating Rate)
 4(h)      Form of Warrant.*
 4(i)      Form of Warrant Agreement.*
 4(j)      Form of Certificate of Designation of $        Preferred Stock.*
 4(k)      Form of $        Preferred Stock.*
 4(l)      Form of Common Stock.*
 4(m)      Deposit Agreement.*
 4(n)      Form of Depositary Receipt.*
 4(o) (6)  Form of Second Supplemental Indenture dated as of August 1, 1994 between
           CoreStates, CoreStates Capital, Bank One, Columbus, N.A. and Citibank, N.A.
 5(a)      Opinion and consent of David T. Walker, Esq. as to the validity of the Common
           Stock, Preferred Stock, Capital Securities, Debt Securities, the related
           Guarantees and the Warrants being registered.
12(a)      Computation of Ratio of Earnings to Fixed Charges (Combined CoreStates and
           CoreStates Capital).
12(b)      Computation of Ratio of Earnings from Continuing Operations to Fixed Charges of
           Continuing Operations (Consolidated).
23(a)      Consent of Ernst & Young LLP
23(b)      Consent of KPMG Peat Marwick LLP
23(c)      Consent of Coopers & Lybrand L.L.P.
23(d)      Consent of KPMG Peat Marwick LLP
23(e)      Consent of KPMG Peat Marwick LLP
23(f)      Consent of David T. Walker, Esq. (included in Exhibit 5(a)).
24(a)      Powers of Attorney for CoreStates Financial Corp
24(b)      Powers of Attorney for CoreStates Capital Corp
25(b)(5)   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
           Citibank, N.A.
25(c)      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
           Bank of New York

- --------
 (1) Incorporated by reference from Appendix I to the Proxy Statement included in Part I of Registration Statement on Form S-4 (File No. 333-00067) as filed with the Securities and Exchange Commission under the Securities Act of 1933 on January 5, 1996.
 (2) Exhibits 3(a) and 3(b) are incorporated by reference from Exhibits 3(a) and 3(b), respectively, to CoreStates Financial Corp Current Report on Form 8-K dated October 21, 1993.
 (3) Exhibits 4(a) and 4(b) are incorporated by reference from Exhibits 4.1 and 4.2, respectively, to CoreStates Financial Corp Current Report on Form 8-K dated January 29, 1991.
 (4) Incorporated by reference from Exhibit 4 to CoreStates Financial Corp Current Report on Form 8-K dated April 20, 1993, as amended.

 (5) Exhibits 1(a), 4(d), 4(e), 4(f), 4(g) and 25(b) are incorporated by reference from Exhibits 1(a), 4(d), 4(e), 4(f), 4(g) and 26(b), respectively, to CoreStates Financial Corp Form S-3 (File No. 33-54049) as filed with the Securities and Exchange Commission on June 9, 1994.
 (6) Exhibit 4(o) is incorporated by reference from Exhibit 4.5 to CoreStates Financial Corp Annual Report on Form 10-K for the ended December 31, 1994.
*  To be filed by amendment.

ITEM 17. UNDERTAKINGS.

  The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Issuer pursuant to
  Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of CoreStates' Annual Report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Issuer pursuant to the foregoing provisions or otherwise, the Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Issuer of expenses incurred or paid by a director, officer or controlling person of the Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Issuer will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (6)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or

  497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THESE REGISTRATION STATEMENTS TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF PHILADELPHIA, AND COMMONWEALTH OF PENNSYLVANIA, ON THIS 29TH DAY OF MARCH, 1996.

                                         CoreStates Capital Corp


                                         By:      /s/ Terrence A. Larsen
                                             ----------------------------------
                                                   TERRENCE A. LARSEN
                                            CHAIRMAN OF THE BOARD AND CHIEF
                                                   EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THESE REGISTRATION STATEMENTS HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                     CAPACITY               DATE
             ----------                     --------               ----

       /s/ Terrence A. Larsen         Director, Chairman      March 29, 1996
- ------------------------------------   of the Board, and
         TERRENCE A. LARSEN            Chief Executive
                                       Officer (principal
                                       executive officer)

    /s/ Charles P. Connolly, Jr.      Director and            March 29, 1996
- ------------------------------------   President
      CHARLES P. CONNOLLY, JR.

                 *                    Director, Vice          March 29, 1996
- ------------------------------------   President and
          JOSEPH M. VAYDA              Treasurer
                                       (principal
                                       accounting
                                       officer)

                 *                    Director and Vice       March 29, 1996
- ------------------------------------   President
           JAMES J. CALLA


                                                              March 29, 1996
*By: /s/ Charles P. Connolly, Jr.
     -------------------------------
         CHARLES P. CONNOLLY, JR.
             ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THESE REGISTRATION STATEMENTS TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF PHILADELPHIA, AND COMMONWEALTH OF PENNSYLVANIA, ON THIS 29TH DAY OF MARCH, 1996.

                                         CoreStates Financial Corp


                                         By       /s/ Terrence A. Larsen
                                           ------------------------------------
                                                   TERRENCE A. LARSEN
                                            CHAIRMAN OF THE BOARD AND CHIEF
                                                   EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THESE REGISTRATION STATEMENTS HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                     CAPACITY               DATE
             ----------                     --------               ----

      /s/ Terrence A. Larsen          Director, Chairman      March 29, 1996
- ------------------------------------   of the Board,
        TERRENCE A. LARSEN             Chief Executive
                                       Officer (principal
                                       executive officer)

      /s/ Albert W. Mandia            Executive Vice          March 29, 1996
- ------------------------------------   President
        ALBERT W. MANDIA               (principal
                                       financial officer)

      /s/ Christopher J. Carey        Senior Vice             March 29, 1996
- ------------------------------------   President
        CHRISTOPHER J. CAREY           (principal
                                       accounting
                                       officer)

                 *                    Director                March 29, 1996
- ------------------------------------
          GEORGE A. BUTLER

                 *                    Director                March 29, 1996
- ------------------------------------
          NELSON G. HARRIS

             SIGNATURES                     CAPACITY               DATE
             ----------                     --------               ----

                 *                    Director                March 29, 1996
- ------------------------------------
         CARLTON E. HUGHES

                 *                    Director                March 29, 1996
- ------------------------------------
          ERNEST E. JONES

                 *                    Director                March 29, 1996
- ------------------------------------
           HERBERT LOTMAN

                 *                    Director                March 29, 1996
- ------------------------------------
         PATRICIA A. MCFATE

                 *                    Director                March 29, 1996
- ------------------------------------
           JOHN A. MILLER

                 *                    Director                March 29, 1996
- ------------------------------------
         MARLIN MILLER, JR.

                 *                    Director                March 29, 1996
- ------------------------------------
        STEPHANIE W. NAIDOFF

                 *                    Director                March 29, 1996
- ------------------------------------
      SEYMOUR S. PRESTON, III

                 *                    Director                March 29, 1996
- ------------------------------------
         JAMES M. SEABROOK

                 *                    Director                March 29, 1996
- ------------------------------------
         J. LAWRENCE SHANE

                 *                    Director                March 29, 1996
- ------------------------------------
         HAROLD A. SORGENTI

                 *                    Director                March 29, 1996
- ------------------------------------
        PETER S. STRAWBRIDGE


*By: /s/ Charles P. Connolly, Jr.                             March 29, 1996
    --------------------------------
      CHARLES P. CONNOLLY, JR.
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
 -------
  1(b)   Form of Distribution Agreement
  1(c)   Form of Distribution Agreement for Retail Medium Term Note SM
         securities
  5(a)   Opinion and consent of David T. Walker, Esq.
 23(a)   Consent of Ernst & Young LLP
 23(b)   Consent of KPMG Peat Marwick LLP
 23(c)   Consent of Coopers & Lybrand L.L.P.
 23(d)   Consent of KPMG Peat Marwick LLP
 23(e)   Consent of KPMG Peat Marwick LLP
 24(a)   Powers of Attorney for CoreStates Financial Corp
 24(b)   Powers of Attorney for CoreStates Capital Corp
 25(c)   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York